Exhibit 4.1

FORM OF INDENTURE

between

BMW VEHICLE OWNER TRUST 2026-A,
as Issuer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee

Dated as of August 19, 2026

TABLE OF CONTENTS

v

SECTION 13.03.	Evaluation of Review Report	83
SECTION 13.04.	Dispute Resolution	84

SCHEDULES AND EXHIBITS

SCHEDULE A	Schedule of Receivables
SCHEDULE B	Perfection Representations, Warranties and Covenants
EXHIBIT A-1	Form of Class A-1 Note
EXHIBIT A-2	Form of Class A-2a Note
EXHIBIT A-3	Form of Class A-2b Note
EXHIBIT A-4	Form of Class A-3 Note
EXHIBIT A-5	Form of Class A-4 Note
EXHIBIT B	Servicing Criteria to be Addressed in Assessment of Compliance

THIS INDENTURE, dated as of August 19, 2026, is between BMW VEHICLE OWNER TRUST 2026-A, a Delaware statutory trust (the “Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee and not in its individual capacity (the “Indenture Trustee”).
Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 3.940% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), 4.28% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), Benchmark + 0.30% Asset Backed Notes, Class A-2b (the “Class A-2b Notes” and together with the Class A-2a Notes, the “Class A-2 Notes”), 4.59% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and 4.68% Asset Backed Notes, Class A-4 (the “Class A-4 Notes” and, collectively with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”):
GRANTING CLAUSE
The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer’s right, title and interest in and to the following assets and property, whether now owned or existing or hereafter acquired or arising: (a) the Receivables and all moneys received thereon after the close of business on June 30, 2026; (b) the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Issuer in such Financed Vehicles; (c) any Liquidation Proceeds and Recoveries, and any other proceeds with respect to the Receivables from claims on any theft, physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any vendor’s single interest or other collateral protection insurance policy; (d) all proceeds from any Receivables repurchased by a Dealer pursuant to a Dealer Agreement; (e) any property that shall have secured a Receivable and that shall have been acquired by or on behalf of a Seller, the Depositor, the Servicer, or the Issuer; (f) all documents and other items contained in the Receivable Files; (g) the Trust Accounts and all funds on deposit from time to time in the Trust Accounts and in all investments therein and proceeds thereof (including all Investment Earnings thereon); (h) the Issuer’s rights and benefits, but none of its obligations, under the Sale and Servicing Agreement (including the Issuer’s right to cause the Sellers or the Servicer, as the case may be, to repurchase Receivables from the Issuer under the circumstances described therein); (i) the Depositor’s and the Issuer’s rights and benefits under the Receivables Purchase Agreements, including the representations and warranties and the cure and repurchase obligations of the Sellers thereunder, and the Sale and Servicing Agreement; and (j) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).
The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
The Indenture Trustee, on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture in accordance with the terms set forth herein.
ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.     Definitions.
(a)            Definitions.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.
“Act” has the meaning specified in Section 11.03(a).
“Administration Agreement” means the Owner Trust Administration Agreement, dated as of August 19, 2026, among the BMW FS, as owner trust administrator, the Issuer and the Indenture Trustee.
“Administrator” means BMW FS, or any successor owner trust administrator under the Administration Agreement.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of August 19, 2026, among the Asset Representations Reviewer, the Issuer and the Servicer.
“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.
“Authenticating Agents” has the meaning specified in Section 2.13.
“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).
“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:
(1)            the sum of: (a) the alternate rate of interest for the Corresponding Tenor that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)            the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)            the sum of: (a) the alternate rate of interest for the Corresponding Tenor that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:
(1)             the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)            if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)            the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)             in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)            a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(2)             a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component)

permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“BMW Bank” means BMW Bank of North America and its successors and assigns.
“BMW FS” means BMW Financial Services NA, LLC, a Delaware limited liability company, and its successors and assigns.
“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.
“Business Day” shall have the meaning assigned thereto in the Sale and Servicing Agreement.
“Class A-1 Notes” means the 3.940% Asset Backed Notes, Class A-1, substantially in the form of Exhibit A-1.
“Class A-1 Rate” means 3.940% per annum (computed on the basis of the actual number of days elapsed in the related Interest Period and a 360-day year).
“Class A-2a Notes” means the 4.28% Asset Backed Notes, Class A-2a, substantially in the form of Exhibit A-2.
“Class A-2a Rate” means 4.28% per annum (computed on the basis of a 360-day year of twelve 30-day months).
“Class A-2b Notes” means the Benchmark + 0.30% Asset Backed Notes, Class A-2b, substantially in the form of Exhibit A-3.
“Class A-2b Rate” means, with respect to any Interest Period, Benchmark + 0.30% per annum (computed on the basis of the actual number of days elapsed in the related Interest Period and a 360-day year); provided that, if the sum of Benchmark + 0.30% is less than 0.00% for any Interest Period, then the Class A-2b Rate for such Interest Period shall be deemed to be 0.00%.
“Class A-3 Notes” means the 4.59% Asset Backed Notes, Class A-3, substantially in the form of Exhibit A-4.
“Class A-3 Rate” means 4.59% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Notes” means the 4.68% Asset Backed Notes, Class A-4, substantially in the form of Exhibit A-5.
“Class A-4 Rate” means 4.68% per annum (computed on the basis of a 360-day year of twelve 30-day months).
“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.
“Closing Date” means August 19, 2026.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.
“Collateral” has the meaning specified in the Granting Clause of this Indenture.
“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:
(1)            the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the Reference Time related to SOFR; or
(2)            if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.
“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time the Indenture is administered, which office at the date of execution of this Indenture is located at (i) solely for the purposes of the transfer, surrender or exchange of Notes, U.S. Bank Trust Company, National Association, 111 Fillmore Avenue East, EP-MN-WS2N, St. Paul, Minnesota 55107, Attn: Bondholder Services/BMW Vehicle Owner Trust 2026-A, and (ii) for all other purposes, U. S. Bank Trust Company, National Association, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attn: BMW Vehicle Owner Trust 2026-A, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer.
“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“Debt Opinion” means one or more written tax opinions from counsel (which counsel shall be reasonably satisfactory to the Issuer, the Owner Trustee and the Indenture Trustee) to the effect that the Notes will be characterized as debt for U.S. federal income tax purposes.
“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
“Definitive Notes” has the meaning specified in Section 2.10.
“Deposit Date” means the Business Day prior to each Payment Date.
“Depositor” means BMW FS Securities LLC and its successors and assigns.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Event of Default” has the meaning specified in Section 5.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Controller or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.
“FATCA Information” means any information sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.
“FATCA Withholding Tax” means any withholding or deduction pursuant to Sections 1471 through 1474 of the Code and any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.
“FDIC” means the Federal Deposit Insurance Corporation.
“FDIC Principal Amount” means, with respect to the applicable distribution date pursuant to Section 12.05, an amount equal to the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount, if any; provided, that, if such distribution date occurs on a day that is not also a Payment Date, then for purposes of calculating the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount (and the related Target Overcollateralization Amount, Adjusted Pool Balance, Pool Balance and Yield Supplement Overcollateralization Amount referenced in those defined terms), the “Payment Date” as of which such amounts are calculated will be the applicable distribution date under Section 12.05.

“FDIC Rule” means the FDIC’s rule regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution, of financial assets transferred by the institution in connection with a securitization or participation (12 C.F.R. § 360.6).
“FDIC Rule Parties” means, collectively, BMW Financial Services NA, LLC, BMW FS Securities LLC, BMW Vehicle Owner Trust 2026-A and BMW Bank of North America.
“Final Scheduled Payment Date” means the Class A-1 Final Scheduled Payment Date, the Class A-2a Final Scheduled Payment Date, the Class A-2b Final Scheduled Payment Date, the Class A-3 Final Scheduled Payment Date or the Class A-4 Final Scheduled Payment Date, as applicable, as those terms are defined in the Sale and Servicing Agreement.
“Force Majeure” means any delay or failure in performance caused by acts beyond the applicable party’s reasonable control, including, but not limited to, acts of God, war, epidemics, pandemics, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor, or transportation, acts of subcontractors, malware or ransomware attacks, interruption of utility services, acts of any unit of government or governmental agency, or any similar or dissimilar cause.
“FRBNY” means the Federal Reserve Bank of New York.
“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.
“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Hague Securities Convention” means The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Concluded 5 July 2006), which became effective in the United States of America on April 1, 2017.
“Holder” or “Noteholder” means a Person in whose name a Note is registered on the Note Register.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, a national banking association, not in its individual capacity, but as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.
“Indenture Trustee Fee” means an annual fee equal to $3,000, payable on the Payment Date occurring in September of each year, commencing in September 2027.
“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Sellers and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Sellers or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.
“Interest Period” shall have the meaning assigned thereto in the Sale and Servicing Agreement.
“Interest Rate” means the Class A-1 Rate, the Class A-2a Rate, the Class A-2b Rate, the Class A-3 Rate or the Class A-4 Rate, as the context may require.
“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Issuer” means BMW Vehicle Owner Trust 2026-A until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.
“Later Sold Note” has the meaning specified in Section 2.04.
“Note” means a Class A-1 Note, Class A-2a Note, Class A-2b Note, Class A-3 Note or Class A-4 Note, as the context may require.
“Note Depository Agreement” means the letter of representations relating to the Notes, dated August 19, 2026, executed by the Issuer and delivered to The Depository Trust Company, as the initial Clearing Agency.
“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).
“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.04.
“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally, with respect to U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code, or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code).
“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee.  Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.
“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer or the Administrator and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 11.01 and shall be in form and substance satisfactory to the Indenture Trustee. Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.
“Outstanding” means, as of any date of determination, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under this Indenture except:
(1)            Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(2)            Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee); and
(3)            Notes (or Notes of an applicable Class) in exchange for or in lieu of which other Notes (or Notes of such Class) have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;
provided, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the Servicer), the Sellers or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Depositor, the Servicer, the Sellers or any of their respective Affiliates.
“Outstanding Amount” means, as of any date of determination and as to any Notes, the aggregate initial principal amount of the applicable Notes Outstanding, reduced by all payments of principal made in respect therefor on or prior to such date of determination.
“Owner Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, or any successor Owner Trustee under the Trust Agreement.
“Paying Agent” means U.S. Bank Trust Company, National Association, or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make payments to and distributions from the Collection Account, the Note Distribution Account and the Reserve Account, including payments of principal of or interest on the Notes on behalf of the Issuer.
“Payment Date” means the 25th day of each month, or if any such day is not a Business Day, the next succeeding Business Day, commencing in September 2026.
“Person” means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust or statutory trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
“Receivables” means any contract listed on Schedule A (which Schedule may be in the form of microfiche).
“Receivables Purchase Agreement” means each of (i) the Receivables Purchase Agreement, dated as of August 19, 2026, between BMW FS, as Seller, and the Depositor and (ii) the Receivables Purchase Agreement, dated as of August 19, 2026, between BMW Bank, as Seller, and the Depositor.
“Record Date” means, with respect to a Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date, as applicable; provided, however, that if Definitive Notes are issued, the Record Date will be the last Business Day of the month preceding such Payment Date or Redemption Date.
“Redemption Date” means, as the context requires, in the case of a redemption of the Notes pursuant to Section 10.01, the Payment Date specified by the Servicer or the Issuer pursuant to Section 10.01.
“Redemption Price” means in the case of a redemption of the Notes pursuant to Section 10.01, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the Interest Rate for each Note being so redeemed on such Redemption Date.
“Reference Time” means, for purposes of determining the SOFR Rate, 3:00 p.m. (New York time), at which time Compounded SOFR is published on the FRBNY’s Website, or, if the Benchmark with respect to the Class A-2b Notes and an Interest Period is not SOFR, the time determined by the Administrator after giving effect to any Benchmark Replacement Conforming Changes.
“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.
“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (Sept. 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR” means Regulation RR under the Exchange Act (17 C.F.R. §246.1, et seq.).

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Responsible Officer” means, with respect to the Indenture Trustee or Owner Trustee, as applicable, any officer within the Corporate Trust Office or successor group of the Indenture Trustee or the Owner Trustee, respectively, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee or the Owner Trustee, respectively, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the Basic Documents.
“Retained Notes” means the portion of the Notes retained by the Issuer or its affiliates on the Closing Date.
“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of August 19, 2026, among the Issuer, the Depositor, BMW FS, as Sponsor, Servicer, Custodian and Administrator, the Securities Intermediary and the Indenture Trustee.
“Schedule of Receivables” means the list of Receivables set forth in Schedule A (which Schedule may be in the form of microfiche).
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” means U.S. Bank National Association.
“Seller” means each of (i) BMW FS and (ii) BMW Bank, each in its capacity as Seller under the applicable Receivables Purchase Agreement, and their respective successors in interest.
“Servicer” means BMW FS, in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.
“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
“SOFR” means the secured overnight financing rate published for any day by the FRBNY (or a successor administrator of such benchmark rate) on the FRBNY’s Website (or such successor’s website).
“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).
“SOFR Determination Date” means, with respect to an Interest Period, the second U.S. Government Securities Business Day before the first day of such Interest Period.
“SOFR Rate” means, with respect to the Class A-2b Notes and any Payment Date and Interest Period, a rate equal to Compounded SOFR as of the applicable Reference Time on the SOFR Determination Date; provided, that, the Administrator will have the right, in its sole discretion, to make SOFR Adjustment Conforming Changes at any time after the Closing Date.
“Sponsor” means BMW FS, in its capacity as sponsor under the Sale and Servicing Agreement, and any successor Sponsor thereunder.
“State” means any one of the 50 states of the United States of America, or the District of Columbia.
“Successor Servicer” has the meaning specified in Section 3.07(f).

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of August 19, 2026, between the Depositor and Wilmington Trust, National Association, as Owner Trustee.
“Trust Estate” means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.
“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Underwriter” means each of Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and SG Americas Securities, LLC.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association

recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
“Verified Note Owner” has the meaning specified in Section 13.01.
(b)            Except as otherwise specified herein or as the context may otherwise require, capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement.
SECTION 1.02.     Other Definitional Provisions.
(a)            All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
(b)            As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.
(c)            The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; Article, Section, Schedule and Exhibit references contained in this Indenture are references to Articles, Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term “including” shall mean “including without limitation”.
(d)            The definitions contained in this Indenture are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(e)            Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.
SECTION 1.03.     Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:
“Commission” means the Securities and Exchange Commission.
“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Indenture Trustee.
“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.
ARTICLE II.
THE NOTES
SECTION 2.01.     Form.  The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.
The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officer executing such Notes, as evidenced by their execution of such Notes.
Each Note shall be dated the date of its authentication.  The terms of the Notes set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4 and Exhibit A-5 are part of the terms of this Indenture.
SECTION 2.02.     Execution, Authentication and Delivery.  The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Notes may be manual or facsimile.
Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
The Indenture Trustee shall upon Issuer Order authenticate and deliver Class A-1 Notes for original issue in an aggregate principal amount of $385,000,000, Class A-2a Notes for original issue in an aggregate principal amount of $452,080,000, Class A-2b Notes for original issue in an aggregate principal amount of $175,000,000, Class A-3 Notes for original issue in an aggregate principal amount of $627,080,000 and Class A-4 Notes for original issue in an aggregate principal amount of $110,840,000.  The aggregate principal amount of Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts except as provided in Section 2.06.
The Notes shall be issuable as registered Notes in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof (except for one Note of each class which may be issued in a denomination other than an integral multiple of $1,000).
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
SECTION 2.03.     Temporary Notes.  Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.
If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.
SECTION 2.04.     Registration; Registration of Transfer and Exchange.  The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and the registration of all transfers of Notes.  The Indenture Trustee initially shall be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.
If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.
Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.
At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer maintained as provided in Section 3.02.  Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and the Indenture Trustee, without having to verify that the requirements of 8-401(a) have been met, shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes that the Noteholder making the exchange is entitled to receive.
All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.
No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.05 not involving any transfer.
Each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees to provide to the Indenture Trustee, any Note Paying Agent or the Issuer, upon its request, the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the FATCA Information.  In addition, each Noteholder or holder of an interest in a Note, by acceptance of such Note or such interest therein, agrees that the Indenture Trustee has the right to withhold any amounts of interest (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder or holder of an interest in a Note that fails to comply with the requirements of the preceding sentence.
The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.
No Note, or any interest therein, may be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA, a “plan” described in Section 4975(e)(1) of the Code, or any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity (or a person investing “plan assets” of any such plan or entity), unless such transferee represents, warrants and covenants that its acquisition, continued holding, and disposition of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental,  church or non-U.S. plan that may be subject to any federal, state,  local or non-U.S. law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, will not cause a violation of any such applicable similar law).  By its acquisition of a Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.
With respect to any Retained Notes that are sold or otherwise transferred after the Closing Date (a “Later-Sold Note”), such sale or transfer shall not be effective unless (A) the Issuer, the Owner Trustee and the Indenture Trustee receive a Debt Opinion with respect to such sale or transfer of such Later-Sold Note (which such opinion shall include the Class, principal amount and CUSIP number of such Later-Sold Note) and (B) either (i) such Later-Sold Note has a CUSIP number that is different than that of any other outstanding Note immediately prior to such sale or can otherwise be separately tracked for reporting of original issue discount or (ii) for U.S. federal income tax purposes, such Later-Sold Note has the same issue price and issue date as any outstanding Notes that have the same CUSIP number as such Later-Sold Note.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the transfer of Notes.
SECTION 2.05.     [Reserved].
SECTION 2.06.     Mutilated, Destroyed, Lost or Stolen Notes.  If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or a Responsible Officer of the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon an Issuer Order the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen

Note, but not a mutilated Note, shall have become or within fifteen (15) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.
Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
SECTION 2.07.     Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.
SECTION 2.08.     Payment of Principal and Interest; Defaulted Interest.
(a)            The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes shall accrue interest at the Class A-1 Rate, the Class A-2a Rate, the Class A-2b Rate, the Class A-3 Rate and the Class A-4 Rate, respectively, as set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, and Exhibit A-5, respectively, and such interest shall be payable on each Payment Date as specified therein, subject to Section 3.01.  Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by wire transfer as directed by such Holder provided such Holder has provided written wiring instructions to the Indenture Trustee and otherwise by check mailed first-class postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee; provided, however, that the final installment of principal payable with respect to such Note on a Payment Date or on the related Final Scheduled Payment Date (including the Redemption Price for any Note called for redemption pursuant to Section 10.01) shall be payable as provided in paragraph (b) below.  The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.
(b)            The principal of each Note shall be payable in installments on each Payment Date as provided in Section 3.01 and on any applicable distribution date pursuant to Section 12.05 and the forms of the Notes set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, and Exhibit A-5.  Notwithstanding the foregoing, the entire unpaid principal amount of the Notes may be declared immediately due and payable, if not previously paid, in the manner provided in Section 5.02 on any date on which an Event of Default shall have occurred and be continuing by the Indenture Trustee or the Indenture Trustee acting at the direction of the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes.  All principal payments on each Class of Notes shall be made pro rata to the Noteholders of the related Class entitled thereto.  Upon written notice thereof, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects the final installment of principal of and interest on such Note to be paid; provided, that such notice shall be not less than fifteen (15) days and not more than thirty (30) days prior to such date.  Such notice shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.  Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.
(c)            If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the applicable Interest Rate in any lawful manner on the next Payment Date.
SECTION 2.09.     Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.10.     Book-Entry Notes.  The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as custodian for The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer.  The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof will receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12.  Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Note Owners pursuant to Section 2.12:
(i)            the provisions of this Section shall be in full force and effect;
(ii)            the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;
(iii)            to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;
(iv)            the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency or the Clearing Agency Participants pursuant to the Note Depository Agreement.  Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and
(v)            whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.
SECTION 2.11.     Notices to Clearing Agency.  Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.
SECTION 2.12.     Definitive Notes.  If (i) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor, (ii) the Depositor or the Administrator, at its option, with the consent of the Clearing Agency participants, advises the Indenture Trustee in writing that it elects to terminate the book-entry system, or (iii) after the occurrence of an Event of Default, Note Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes, acting together as a single class, advise the Indenture Trustee through the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners, the Administrator and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same.  Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee upon an Issuer Order shall authenticate the Definitive Notes in accordance with the written instructions of the Clearing Agency.  None of the Issuer, the Note Registrar, the Administrator or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.
The Indenture Trustee shall not be liable if a qualified successor Clearing Agency cannot be located.  The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders), all as determined by the officers executing the Notes, as evidenced by their execution of the Notes.
SECTION 2.13.     Authenticating Agents.  Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more authenticating agents (“Authenticating Agents”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.02, 2.04, 2.06 and 9.05, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes.  For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee.
Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer.  The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer.  Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.  The provisions of Sections 2.09 and 6.04 shall be applicable to any Authenticating Agent.
SECTION 2.14.     Tax Treatment.  The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for purposes of U.S. federal, state and applicable local income and franchise tax and for purposes of any other tax measured in whole or in part by income, the Notes held by parties unrelated to the holders of the Certificates will be characterized as debt.  The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of a beneficial interest in the applicable Book-Entry Note), agree to treat the Notes as debt for such purposes.
ARTICLE III.
COVENANTS
SECTION 3.01.     Payment of Principal and Interest; Determination of SOFR; Benchmark Replacement.
(a)            The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.  Without limiting the foregoing, on each Payment Date and on any applicable distribution date pursuant to Section 12.05, the Issuer will cause to be distributed all amounts deposited pursuant to the Sale and Servicing Agreement or this Indenture, as applicable, into the Note Distribution Account in accordance with the priorities and amounts set forth herein and in the Sale and Servicing Agreement (i) for the benefit of the Class A-1 Notes, to the Class A-1 Noteholders, (ii) for the benefit of the Class A-2a Notes, to the Class A-2a Noteholders, (iii) for the benefit of the Class A-2b Notes, to the Class A-2b Noteholders, (iv) for the benefit of the Class A-3 Notes, to the Class A-3 Noteholders and (v) for the benefit of the Class A-4 Notes, to the Class A-4 Noteholders.  Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.
(b)            So long as the Class A-2b Notes are Outstanding, the Paying Agent shall obtain SOFR in accordance with the definition of “SOFR Rate” on each SOFR Determination Date and shall promptly provide such rate to the Administrator or such person as directed by the Administrator. The SOFR Rate obtained by the Paying Agent, in the absence of manifest error, will be conclusive and binding on the Noteholders.
(c)            Any  determination, decision or election that may be made by the Administrator or any other Person in connection with any SOFR Adjustment Conforming Change or any decision to take or refrain from taking any action in connection with the SOFR Rate, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and will become effective without the consent of any other person (including any Noteholder). The Noteholders, including the Class A-2b Noteholders, shall not have any right to approve or disapprove of these determinations or changes and each Noteholder shall be deemed by its acceptance of a Note to waive and release any and all claims relating to any such determinations and changes. None of the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Sellers, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any SOFR Adjustment Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and Note Owner, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Depositor, the Sellers and the Servicer relating to any such determinations and changes.
(d)            If the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates (unless and until a subsequent Benchmark Transition Event and its related Benchmark Replacement Date occurs). The Administrator shall deliver written notice to each Rating Agency, the Indenture Trustee and the Paying Agent on any SOFR Determination Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Determination Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.  The Administrator shall have the right, in its sole discretion, to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time.
(e)            All percentages resulting from any calculation on the Class A-2b Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).
(f)            Any determination, decision or election that may be made by the Administrator or any other Person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement pursuant to this Section 3.01 (or pursuant to any capitalized term used in this Section 3.01 or in any such capitalized term), including, but not limited to, any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion and will become effective without the consent of any other Person (including any Noteholder). The Noteholders, including the Class A-2b Noteholders, shall not have any right to approve or disapprove of these determinations or changes and shall be deemed by their acceptance of a Note to waive and release any and all claims relating to any such determinations and changes. None of the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the

Sellers, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement,  Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and beneficial owner of Notes, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Sponsor, the Depositor, the Sellers and the Servicer relating to any such determinations and changes.
(g)            None of the Indenture Trustee, the Paying Agent or the Owner Trustee shall be under any obligation (i) to monitor, determine or verify the availability, unavailability or cessation of SOFR, or any other applicable Benchmark or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes are necessary or advisable, if any.
(h)            None of the Indenture Trustee, the Paying Agent or the Owner Trustee shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any other Basic Document as a result of the unavailability of SOFR (or other applicable Benchmark) and the absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Servicer or Administrator (on behalf of the Issuer), in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and the other Basic Documents and reasonably required for the performance of such duties.
(i)            (i) In no event shall (x) the Paying Agent be responsible for determining the SOFR Rate or any substitute for SOFR if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote SOFR or such substitute for SOFR, (y) the Owner Trustee or the Indenture Trustee be responsible for determining the SOFR Rate or any substitute for SOFR, or (z) the Indenture Trustee, the Paying Agent or the Owner Trustee be responsible for making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event and (ii) in connection with any of the matters referenced in clause (i) of this sentence, the Indenture Trustee, the Paying Agent and the Owner Trustee shall be entitled to conclusively rely on any determinations made by the Administrator (on behalf of the Issuer), as applicable, in regards to such matters and shall have no liability for any action taken with respect thereto at the direction of the Administrator (on behalf of the Issuer).

SECTION 3.02.     Maintenance of Office or Agency.  The Note Registrar, on behalf of the Issuer, shall maintain at the Corporate Trust Office or such other location in Minnesota or Illinois chosen by the Note Registrar, acting for the Issuer, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer hereby initially appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.  The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.
SECTION 3.03.     Money for Payments To Be Held in Trust.  All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account, the Note Distribution Account and the Reserve Account shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account, the Note Distribution Account or the Reserve Account for payments of Notes shall be paid to the Issuer except as provided in this Section.
On or before each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Distribution Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.
The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:
(i)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(ii)            give the Indenture Trustee notice of any default by the Issuer (or any other obligor on the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;
(iii)            at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;
(iv)            immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and
(v)            comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.
The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid upon Issuer Request to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.  The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).
SECTION 3.04.     Existence.  Except as otherwise permitted by the provisions of Section 3.10, the Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.
SECTION 3.05.     Protection of Trust Estate.  The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:
(i)            Grant more effectively all or any portion of the Trust Estate;
(ii)            maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;
(iii)            perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;
(iv)            enforce any of the Collateral;
(v)            preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all Persons and parties; or
(vi)            pay all taxes or assessments levied or assessed upon the Trust Estate when due.
The Issuer hereby designates the Indenture Trustee, as its agent and attorney-in-fact, to execute upon an Issuer Order any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.
SECTION 3.06.     Opinions as to Trust Estate.
(a)            On the Closing Date, the Issuer shall cause to be furnished to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.
(b)            On or before April 30, in each calendar year, beginning in 2027, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 of the following calendar year.

SECTION 3.07.     Performance of Obligations; Servicing of Receivables.
(a)            The Issuer will not take any action and will use its reasonable best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.
(b)            The Issuer may contract with other Persons with notification to the Rating Agencies to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.
(c)            The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Servicing Agreement in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of either the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of the Notes.
(d)            If the Issuer shall have knowledge of the occurrence of a Servicer Termination Event under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.
(e)      [Reserved.]

(f)            Upon any termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee thereof.  As soon as a successor servicer (a “Successor Servicer”) is appointed, the Issuer shall notify the Indenture Trustee in writing of such appointment, specifying in such notice the name and address of such Successor Servicer.  To the extent the Indenture Trustee is appointed as Successor Servicer under Section 8.02 of the Sale and Servicing Agreement, none of the responsibilities, duties and liabilities of the Servicer will transfer to the Indenture Trustee as Successor Servicer until the Indenture Trustee has received all documentation and data necessary to effect the transfer of the Servicer’s obligations to the Indenture Trustee.
(g)            Without limitation of the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) except to the extent otherwise provided in any Basic Document, that it will not, without the prior written consent of the Indenture Trustee acting at the direction of the Holders of at least a majority in Outstanding Amount of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic Documents, or waive timely performance or observance by the Servicer under the Sale and Servicing Agreement or a Seller under the related Receivables Purchase Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all Outstanding Notes; provided, however, that the Indenture Trustee shall be entitled to an Opinion of Counsel that any such amendment, modification, supplement or waiver is authorized or permitted hereby and all conditions precedent thereto have been satisfied, and that the Indenture Trustee shall not be obligated to take any such action that affects the Indenture Trustee’s own rights, duties liabilities or immunities.  If the Indenture Trustee acting at the direction of such Holders agrees to any such amendment, modification, supplement or waiver, the Indenture Trustee agrees, promptly following a request by the Issuer to do so, to execute and deliver, at the Issuer’s own expense, such agreements, instruments, consents and other documents prepared by the Issuer as the Issuer may deem necessary or appropriate in the circumstances.
SECTION 3.08.     Negative Covenants.  So long as any Notes are Outstanding, the Issuer shall not:
(i)            except as expressly permitted by this Indenture, the Receivables Purchase Agreements or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate;
(ii)            claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;
(iii)            (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Financed Vehicles and arising solely as a result of an action or omission of the related Obligor and the lien of this Indenture) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the Trust Estate;
(iv)            assume or incur any indebtedness other than indebtedness incurred in accordance with the Basic Documents; or
(v)            except as otherwise permitted by the Basic Documents, dissolve or liquidate in whole or in part.
SECTION 3.09.     Annual Statement and Assessment as to Compliance.
(a)            The Issuer will deliver to the Indenture Trustee, within ninety (90) days after the end of each fiscal year of the Issuer (commencing with fiscal year 2026), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:
(i)            a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and
(ii)            to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.
(b)            The Issuer shall supply to the Indenture Trustee such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of Section 3.09(a) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.
(c)            So long as the Issuer is required to file reports with the Commission pursuant to the Exchange Act, on or before March 15th of each calendar year, commencing in 2027, the Indenture Trustee shall:
(i)            deliver to the Issuer and the Administrator a report (in form and substance reasonably satisfactory to the Administrator, acting on behalf of the Issuer) regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified on Exhibit B hereto; and
(ii)            deliver to the Issuer and the Administrator a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 13a-18 and 15d-18 of the Securities Act and the Exchange Act and Item 1122 of Regulation AB.

SECTION 3.10.     Issuer May Consolidate, etc., Only on Certain Terms.
(a)            The Issuer shall not consolidate or merge with or into any other Person, unless:
(i)            the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the duty to make due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;
(ii)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(iii)            the Rating Agency Condition shall have been satisfied in respect thereof;
(iv)            the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse U.S. federal income tax consequences to the Issuer, any Noteholder or any Certificateholder;
(v)            any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and
(vi)            the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act) in all material respects.
(b)            The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person other than pursuant to the terms of the Basic Documents, unless:
(i)            the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or, if a group of Persons, one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;
(ii)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(iii)            the Rating Agency Condition shall have been satisfied with respect to such transaction and each Rating Agency;
(iv)            the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse U.S. federal income tax consequences to the Issuer, any Noteholder or any Certificateholder;
(v)            any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and
(vi)            the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act) in all material respects.
SECTION 3.11.     Successor or Transferee.
(a)            Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.
(b)            Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), BMW Vehicle Owner Trust 2026-A will be released from every covenant and agreement of this Indenture to be observed by or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of documents and Opinions of Counsel set forth in Section 3.10 and a written notice to the Indenture Trustee stating that BMW Vehicle Owner Trust 2026-A is to be so released.
SECTION 3.12.     No Other Business.  The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Receivables in the manner contemplated by this Indenture and the Basic Documents and any activities incidental thereto.
SECTION 3.13.     No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.
SECTION 3.14.     Servicer’s Obligations.  The Issuer shall cause the Servicer to comply with the Sale and Servicing Agreement, including Sections 4.09, 4.10 and 4.11 and Article VII thereof.
SECTION 3.15.     Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by the Trust Agreement, the Sale and Servicing Agreement or this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any Person.
SECTION 3.16.     Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personality).
SECTION 3.17.     Removal of Administrator.  So long as any Notes are Outstanding, the Issuer shall not remove the Administrator unless the Rating Agency Condition shall have been satisfied with respect to each Rating Agency in connection with such removal and the Indenture Trustee receives written notice of the foregoing and consents thereto.
SECTION 3.18.     Restricted Payments.  Except with respect to the proceeds from issuance of the Notes, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement, this Indenture or the Trust Agreement.  The Issuer will not, directly or indirectly, make payments to or distributions from the Note Distribution Account, the Collection Account or the Reserve Account except in accordance with this Indenture and the other Basic Documents.
SECTION 3.19.     Notice of Events of Default.  The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, and of each default on the part of (i) the Servicer of its obligations under the Sale and Servicing Agreement and (ii) the Sellers under the Receivables Purchase Agreements.

SECTION 3.20.     Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 3.21.     Perfection Representations.
(a)            The representations, warranties and covenants set forth in Schedule B hereto shall be a part of this Indenture for all purposes.

(b)            Notwithstanding any other provision of this Indenture or any other Basic Document, the perfection representations contained in Schedule B hereto shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

(c)            The parties to this Indenture: (i) shall not waive any of the perfection representations contained in Schedule B hereto; (ii) shall provide the Administrator with prompt written notice of any breach of the perfection representations contained in Schedule B hereto; and (iii) shall not waive a breach of any of the perfection representations contained in Schedule B hereto.

ARTICLE IV.
SATISFACTION AND DISCHARGE
SECTION 4.01.     Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16 and 3.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when
(A)            either:
(1)            all Notes theretofore authenticated and delivered (other than (i) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)            all Notes not theretofore delivered to the Indenture Trustee for cancellation:
a.  have become due and payable,
b.  will become due and payable at the Class A-4 Final Scheduled Payment Date within one year, or
c.  are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer;
and the Issuer, in the case of a, b, or c above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including interest and any fees due and payable to the Servicer, the Owner Trustee, the Indenture Trustee or the Asset Representations Reviewer) not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;
(B)	the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer including, but not limited to, unpaid fees and expenses due and owing to the Indenture Trustee; and
(C)
the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this  Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied with respect to each Rating Agency).

SECTION 4.02.     Application of Trust Money.  All moneys deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest.
SECTION 4.03.     Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon written demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03; and thereupon, such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 4.04.     Release of Collateral.  Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt by it of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA § 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.
ARTICLE V.
REMEDIES
SECTION 5.01.     Events of Default.  “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)            default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five (5) days;
(ii)            default in the payment of the principal of any Note on the related Final Scheduled Payment Date or Redemption Date;
(iii)            default in the observance or performance of any representation, warranty, covenant or agreement of the Issuer made in this Indenture (other than (x) a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with or (y) a covenant or agreement set forth in Section 12.02) or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;
(iv)            the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the

Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the ordering of the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or
(v)            the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.
Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) for a period of forty-five (45) days or less, under clause (ii) for a period of sixty (60) days or less or under clause (iii) for a period of one hundred twenty (120) days or less, will not constitute an Event of Default if that failure or delay was caused by Force Majeure or other similar occurrence.

The Issuer shall promptly deliver to the Indenture Trustee written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.
Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Noteholders or Verified Note Owners, other than requests, demands or directions required to be honored by the Indenture Trustee by Sections 13.01, 13.02 or 13.03(a) of this Indenture, Section 11.01 of the Sale and Servicing Agreement or Section 23 of the Administration Agreement, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to such provisions for indemnification and certain limitations contained herein, Noteholders holding not less than a majority of the Outstanding Amount shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and Noteholders holding not less than a majority of the Outstanding Amount may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the Holders of the Outstanding Notes.

SECTION 5.02.     Acceleration of Maturity; Rescission and Annulment.
(a)            If an Event of Default shall occur and be continuing, then and in every such case the Indenture Trustee may, or the Indenture Trustee as directed in writing by the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes shall, declare all the Notes to be then immediately due and payable, by a notice in writing to the Issuer, and upon any such declaration the Outstanding Amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable as provided in the Notes.  Notwithstanding anything to the contrary in this paragraph (a), if an Event of Default specified in clauses (iv) or (v) of Section 5.01 shall have occurred and be continuing the Notes shall become immediately due and payable at par, together with accrued interest thereon.
(b)	[Reserved.]
(c)            At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Holders of Notes representing at least a majority of the Outstanding Amount of the Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:
(i)            the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:
A.  all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and
B.  all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel and the reasonable compensation, expenses and disbursements of the Owner Trustee and its agents and counsel; and
(ii)            all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
SECTION 5.03.     Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)            The Issuer covenants that if (i) a default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five (5) days, or (ii) a default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of the Notes, the entire amount then due and payable on such Notes in respect of principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the related Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel.
(b)            In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor on such Notes and collect in the manner provided by law out of the Trust Estate or the property of any other obligor on such Notes, wherever situated, the moneys adjudged or decreed to be payable.
(c)            If an Event of Default occurs, the Indenture Trustee may, or shall at the direction of the Holders of at least a majority of the Outstanding Amount of the Notes, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee or the Indenture Trustee at the direction of the Holders of at least a majority of the Outstanding Amount of the Notes shall reasonably deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.
(d)            In case there shall be pending, relative to the Issuer or any other obligor on the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable Proceedings relative to the Issuer or other obligor on the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)            to file and prove a claim or claims for the entire amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of reasonable out-of-pocket expenses and liabilities incurred, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)            unless prohibited by applicable law or regulation, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or a Person performing similar functions in any such Proceedings;
(iii)            to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of  the Indenture Trustee on their behalf; and
(iv)            to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuer, its creditors or its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and any other amounts due the Indenture Trustee under Section 6.07.
(e)            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(f)            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.
(g)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.
SECTION 5.04.     Remedies; Priorities.
(a)            If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Section 5.05):

(i)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor on such Notes moneys adjudged due;
(ii)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;
(iii)            exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and
(iv)            after an acceleration of the maturity of the Notes pursuant to Section 5.02, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;
provided that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default pursuant to clause (iv) above unless:
(A)	the Event of Default is of the type described in Section 5.01(i) or (ii); or
(B)	with respect to an Event of Default described in Section 5.01(iii):
(i)            the Noteholders of all Outstanding Notes consent thereto; or
(ii)            the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes at the date of sale; or
(C)	with respect to any Event of Default described in Section 5.01(iv) and (v):
(i)            the Noteholders of all Outstanding Notes consent thereto; or
(ii)            the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes; or
(iii)            the Indenture Trustee:
(x)  determines (but shall have no obligation to make such determination) that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable; and

(y)  the Indenture Trustee obtains the consent of Noteholders of Notes evidencing not less than 66 2/3% of the Outstanding Amount of the Notes.

In determining such sufficiency or insufficiency with respect to clause (B)(ii) and (C)(ii) or (C)(iii)(x), Indenture Trustee may, but need not, obtain at the Issuer’s expense, and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
(b)            (i)            Notwithstanding the provisions of Section 8.02, following the occurrence and during the continuation of an Event of Default specified in Section 5.01 that has resulted in an acceleration of the Notes, if Indenture Trustee collects any money or property, it shall pay out such money or property (and other amounts including amounts held on deposit in the Reserve Account) held as Collateral for the benefit of the Noteholders, in the following order:
FIRST: to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, pro rata, based on unpaid amounts due and owing to each such party, for payment of any Trustee and Reviewer Fees and other amounts required to be paid to such party pursuant to the terms of the Indenture, the Trust Agreement or the Asset Representations Review Agreement, respectively (including, without limitation, expenses and indemnification amounts);
SECOND: to the Servicer for due and unpaid Servicing Fees and unreimbursed Advances;
THIRD: to the Noteholders for amounts due and unpaid on the Notes in respect of interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes in respect of interest;
FOURTH: to Holders of the Class A-1 Notes for amounts due  and unpaid on the Class A-1 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-1 Notes in respect of principal, until the Outstanding Amount of the Class A-1 Notes is reduced to zero;
FIFTH: to Holders of the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes for amounts due and unpaid on the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes in respect of principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes in respect of principal, until the Outstanding Amounts of the  Class A-2a Notes, Class A-2b Notes, Class A-3 Notes and Class A-4 Notes are reduced to zero; and

SIXTH: to the Certificate Distribution Account, for distribution to the Certificateholders.
The Indenture Trustee may fix a Record Date and Payment Date for any payment to Noteholders pursuant to this Section.  At least fifteen (15) days before such Record Date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the Record Date, the Payment Date and the amount to be paid.
(ii)            Except as provided in Section 5.04(b)(i), the Indenture Trustee shall make all payments and distributions of the Trust Estate in accordance with Section 8.02.
SECTION 5.05.     Optional Preservation of the Receivables.  If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default, and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate and continue to apply collections as provided herein.  It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate.  In determining whether or not to maintain possession of the Trust Estate, the Indenture Trustee may, at the expense of the Issuer and paid in the priority set forth in Section 5.06(b) of the Sale and Servicing Agreement, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.
SECTION 5.06.     Limitation of Suits.  No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)            such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)            the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)            such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred in complying with such request;
(iv)            the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v)            no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holders of a majority of the Outstanding Amount of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.
In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes pursuant to this Section, each representing less than a majority of the Outstanding Amount of the Notes, the Indenture Trustee shall act at the direction of the group representing the greater percentage of the Outstanding Amount of Notes and if there is no such group then in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.
SECTION 5.07.     Unconditional Rights of Noteholders To Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
SECTION 5.08.     Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.
SECTION 5.09.     Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 5.10.     Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee, or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by operation of law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or the Noteholders, as the case may be.

SECTION 5.11.     Control by Noteholders.  Subject to the provisions of Sections 5.06, 6.02(f) and 6.02(g), Noteholders holding not less than a majority of the Outstanding Amount of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:
(i)            such direction shall not be in conflict with any rule of law or with this Indenture;
(ii)            subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes;
(iii)            if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any written direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and
(iv)            the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.
Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action, or is contrary to law or this Indenture.
SECTION 5.12.     Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Outstanding Amount of the Notes may waive any past Default or Event of Default and its consequences except a Default (a) in the deposit of collections or other required amounts, or any required payment from amounts held in any trust account in respect of amounts due on the Notes, (b) in payment of principal of, or interest or amounts due on any of the Notes or (c) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note.  In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.
Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
SECTION 5.13.     Undertaking for Costs.  All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
SECTION 5.14.     Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 5.15.     Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee as a recovery of any judgment on the Notes or under this Indenture shall be applied in accordance with Section 5.04(b) as provided therein, and otherwise in accordance with Section 8.02.
SECTION 5.16.     Performance and Enforcement of Certain Obligations.
(a)            Promptly following a request from the Indenture Trustee to do so and at the Administrator’s expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by a Seller, the Servicer or the Asset Representations Reviewer, as applicable, of each of their obligations under or in connection with the Sale and Servicing Agreement, the Receivables Purchase Agreements and the Asset Representations Review Agreement, as applicable, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement, the Receivables Purchase Agreements and the Asset Representations Review Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of any of the Sellers, the Servicer or the Asset Representations Reviewer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by a Seller, the Servicer or the Asset Representations Reviewer, as applicable, of each of their obligations under the Sale and Servicing Agreement, the Receivables Purchase Agreements and the Asset Representations

Review Agreement; provided, however, nothing herein shall in any way impose on the Indenture Trustee the duty to monitor the performance of the Sellers, the Servicer or the Asset Representations Reviewer of any of their liabilities, duties or obligations under any Basic Document.
(b)            If an Event of Default has occurred, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Holders of not less than a majority of the Outstanding Amount of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Sellers, the Servicer and the Asset Representations Reviewer under or in connection with the Sale and Servicing Agreement, the Receivables Purchase Agreements and the Asset Representations Reviewer, including the right or power to take any action to compel or secure performance or observance by a Seller, the Servicer or the Asset Representations Reviewer, as the case may be, of each of their obligations thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, the Receivables Purchase Agreements and the Asset Representations Review Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.
ARTICLE VI.
THE INDENTURE TRUSTEE
SECTION 6.01.     Duties of Indenture Trustee.
(a)            If a Responsible Officer of the Indenture Trustee has actual knowledge that an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:
(i)            the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and
(ii)            in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of  the statements and the correctness of the opinions expressed therein, upon the face value of the certificates, reports, resolutions, documents, orders, opinions or other instruments furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument; provided, further, however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.  If any such instrument is found not to conform in any material respect to the requirements of this Indenture, the Indenture Trustee shall notify the Noteholders of such instrument in the event that the Indenture Trustee, after so requesting, does not receive a satisfactorily corrected instrument.
(c)            The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith, except that:
(i)            this paragraph does not limit the effect of paragraph (b) of this Section;
(ii)            the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and
(iii)            the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture or any other Basic Documents.
(d)            Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(e)            The Indenture Trustee shall not be liable for indebtedness evidenced by or arising under any of the Basic Documents, including principal of or interest on the Notes, or interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)	[Reserved.]
(g)            No provision of this Indenture shall require the Indenture Trustee to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(h)            Every provision of this Indenture that in any way relates to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
(i)            Except as otherwise specifically set forth in the Sale and Servicing Agreement, in no event shall the Indenture Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or any other party under the Sale and Servicing Agreement.
(j)            The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate.
(k)            The Indenture Trustee shall not be deemed to have knowledge of any Event of Default, Default, Servicer Termination Event, breach of representation or warranty or other event unless a Responsible Officer has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture or the other Basic Documents.  For the avoidance of doubt, receipt by the Indenture Trustee of a Review Report under the Asset Representations Review Agreement shall not constitute knowledge of any such breach.
SECTION 6.02.     Rights of Indenture Trustee.
(a)            The Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Indenture Trustee need not investigate any fact or matter stated in the document.
(b)            Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel from the appropriate party.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel from the appropriate party.  The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or in any Basic Document shall not be construed as a duty of the Indenture Trustee and the Indenture Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of such discretionary act.
(c)            The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10 or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.
(d)            The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.
(e)            The Indenture Trustee may consult with counsel, at the Issuer’s expense and paid in the priority set forth in Section 5.06(b) of the Sale and Servicing Agreement, and the written advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)            The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the requests, demands or direction of any Noteholders or Verified Note Owners pursuant to this Indenture, other than requests, demands or directions explicitly required to be honored by the Indenture Trustee pursuant to Sections 13.01, 13.02, 13.03(a) or 13.04 of this Indenture, Section 11.01 of the Sale and Servicing Agreement or Section 23 of the Administration Agreement, unless such Noteholders or Verified Note Owners, as applicable, shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request, demand or direction.
(g)            The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Noteholders evidencing not less than 50% of the Outstanding Amount; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to so proceeding.  The reasonable expense of each such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

(h)            Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request.
(i)            In the event that the Indenture Trustee is also acting as Paying Agent, Note Registrar, Certificate Registrar, authenticating agent (under the Trust Agreement), Paying Agent (under the Trust Agreement) or collateral agent, the rights, protections and indemnities afforded to the Indenture Trustee pursuant to this Article VI shall be afforded to it in such capacities.  The Securities Intermediary shall be entitled to all of the rights and protections afforded to the Indenture Trustee under Article VI of this Indenture, other than under Section 6.07 herein.
(j)            The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.
(k)            The Indenture Trustee shall not be required to give any bond or surety in respect of the powers granted hereunder.
(l)              The Indenture Trustee will not be responsible or liable for a failure or delay in the performance of its obligations under this Indenture from or caused by, directly or indirectly, forces beyond its control, including, but not limited to, strikes, work stoppages, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes and interruptions, unforeseeable loss or failures of mechanical, electronic or communication systems.  The Indenture Trustee will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(m)            For the avoidance of doubt, the Indenture Trustee shall not have any duty or obligation to monitor or enforce the Sponsor’s compliance with any applicable risk retention rules or regulations. The Indenture Trustee shall not be charged with knowledge of any such rules or regulations, and it shall not be liable to any Noteholder or any other Person for any violation of any such rules or regulations.
(n)            In no event shall the Indenture Trustee be liable for failure to perform its duties under this Indenture if (i) such failure is a direct or proximate result of another party’s failure to perform its obligations under this Indenture, (ii) such other party’s failure was not a direct or proximate result of the Indenture Trustee’s willful misconduct, bad faith or negligence and (iii) such failure by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.
 (o)            Knowledge of U.S. Bank Trust Company, National Association, as the Indenture Trustee shall not be attributed or imputed to its other roles in the transaction and knowledge of the Securities Intermediary shall not be attributed or imputed to the Indenture Trustee (other than those where the roles are performed by the same group or division within U.S. Bank National Association or otherwise share the same Responsible Officers), or any affiliate, line of business, or other division of U.S. Bank National Association (and vice versa).
SECTION 6.03.     Individual Rights of Indenture Trustee.  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Indenture Trustee must comply with Sections 6.11 and 6.13.
SECTION 6.04.     Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the enforceability, validity or adequacy of this Indenture, the Trust Estate or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture, any Basic Document, any document issued in connection with the sale of the Notes or the Notes other than the Indenture Trustee’s certificate of authentication.
SECTION 6.05.     Notice of Defaults.  If a Default occurs and is continuing and a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall mail to each Noteholder notice of the Default within thirty (30) days after it occurs.  Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice to Noteholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.
SECTION 6.06.     Reports by Indenture Trustee to Holders.  The Indenture Trustee, upon written request, shall deliver to each Noteholder such information as may be required to enable such holder to prepare its U.S. federal and applicable state income tax returns.
SECTION 6.07.     Compensation and Indemnity.  The Indenture Trustee shall be entitled to the Indenture Trustee Fee as compensation for its services hereunder.  The Issuer shall pay the Indenture Trustee Fee and reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable out-of-pocket compensation and expenses, (including extraordinary expenses) disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer shall indemnify the Indenture Trustee and any of its directors, officers, employees and agents (each, an “Indemnified Party”) for, and hold it harmless against, any and all loss, liability or expense (including extraordinary expenses) (including reasonable attorneys’ fees and expenses, including those fees and expenses incurred by an Indemnified Party in defending against any claim relating to the actions or inactions of the Indemnified Party or in connection with the enforcement of any indemnification or other obligation of the Issuer, as well as fees and expenses of experts and agents and extraordinary out-of-pocket expenses) incurred by it in connection with the administration of this trust and the performance of the Indenture Trustee’s duties hereunder or under the Sale and Servicing Agreement or under any other Basic Document.  The fees, expenses and indemnities described in this Section 6.07 shall be paid and/or reimbursed by the Issuer pursuant to the terms of Section 5.06(b) of the Sale and Servicing Agreement and Section 5.04(b) of this Indenture, as applicable.  The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer of its obligations hereunder if no prejudice to the Issuer shall have resulted from such failure.  The Issuer shall, or shall cause the Administrator to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of this Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.  The Indenture Trustee shall not be deemed to have knowledge of any event unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof.
The Issuer’s payment obligations and indemnities to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the earlier resignation or removal of the Indenture Trustee.  When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency or similar law.
SECTION 6.08.     Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section.  The Indenture Trustee may resign with thirty (30) days’ prior written notice to the Issuer, the Servicer and the Administrator (and the Administrator shall make such notice available to each Rating Agency).  The Holders of a majority of the Outstanding Amount of the Notes may remove the Indenture Trustee, with thirty (30) days’ prior written notice, if:
(i)            the Indenture Trustee fails to comply with Section 6.11;
(ii)            the Indenture Trustee is adjudged a bankrupt or insolvent;
(iii)            a receiver or other public officer takes charge of the Indenture Trustee or its property; or
(iv)            the Indenture Trustee otherwise becomes incapable of acting.
If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.
A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture.  The retiring Indenture Trustee shall be paid all amounts owed to it upon its resignation or removal.

The successor Indenture Trustee shall mail a notice of its succession to Noteholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.  The retiring Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.
If a successor Indenture Trustee does not take office within sixty (60) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Administrator’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee. Any costs associated with the resignation or removal of the Indenture Trustee shall be paid by the Administrator.
SECTION 6.09.     Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be qualified and eligible under Section 6.11.  The Indenture Trustee shall provide the Administrator notice of any such transaction.
If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates authenticated by the successor Indenture Trustee shall have the full force and effect for purposes of this Indenture and the Notes as any certificate of authentication executed and delivered by the predecessor Indenture Trustee.
SECTION 6.10.     Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
(a)            Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08.
(b)            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(ii)            no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iii)            the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.
(d)            Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11.     Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a) and shall in addition have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and a long-term debt or issuer rating of “A” or better by S&P and “A” or better by Fitch, or be otherwise acceptable to, each Rating Agency.  The Indenture Trustee shall satisfy the requirements of TIA § 310(b).  The Administrator, the Servicer and their respective Affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its Affiliates, but neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.
SECTION 6.12.     Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).     An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
SECTION 6.13.     Waiver of Setoffs.  The Indenture Trustee hereby expressly waives any and all rights of setoff that the Indenture Trustee may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof and of the other Basic Documents.
SECTION 6.14.     Licenses.  The Issuer shall take such action as, in its reasonable judgment, shall be necessary to maintain the effectiveness of all sales finance company licenses required under the Pennsylvania Motor Vehicle Sales Finance Act, in connection with this Indenture and the transactions contemplated hereby until the lien and security interest of this Indenture shall no longer be in effect in accordance with the terms hereof.
SECTION 6.15.     Additional Duties.  U.S. Bank Trust Company, National Association agrees to perform the duties of Certificate Registrar, authenticating agent and Paying Agent as set forth under and pursuant to the Trust Agreement including, without limitation, those specified in Sections 3.07, 3.08, 3.09, and 5.01 of the Trust Agreement, and shall be entitled to all of the rights and indemnities of the Indenture Trustee in the performance of such duties.
ARTICLE VII.
NOTEHOLDERS’ LISTS AND REPORTS
SECTION 7.01.     Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.02.     Preservation of Information; Communications to Noteholders.
(a)            The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.  The Indenture Trustee shall make such list available to the Owner Trustee on written request, and to the Noteholders upon written request of three or more Noteholders or one or more Noteholders evidencing not less than 25% of the Outstanding Amount of the Notes.  Upon receipt by the Indenture Trustee of any request by a Noteholder to receive a copy of the current list of Noteholders, the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders in response thereto.
(b)            Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.
(c)            The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).
(d)            Not later than the fifth business day of each calendar month (or, if such day is not a Business Day, the immediately following Business Day), beginning in September 2026, the Indenture Trustee shall provide to BMW FS and the Depositor a notice with respect to any written requests received by a Responsible Officer of the Indenture Trustee from a Noteholder during the immediately preceding calendar month (or, in the case of the initial notice, since the Closing Date) that any Receivable or Financed Vehicle be repurchased.  Such notices shall be provided (i) to BMW FS at: BMW Financial Services NA, LLC at 200 BMW Drive, Woodcliff Lake, NJ 07677, Attention: General Counsel, E-mail: ABS.Operations@bmwfs.com, or at such other address or by such other means of communication as may be specified by BMW FS to the Indenture Trustee from time to time; and (ii) to the Depositor at: BMW FS Securities LLC, 200 BMW Drive, Woodcliff Lake, NJ 07677, Attention: General Counsel, E-mail: ABS.Operations@bmwfs.com, or at such other address or by such other means of communication as may be specified by the Depositor to the Indenture Trustee from time to time.  The Indenture Trustee and the Issuer acknowledge and agree that the purpose of this subsection is to facilitate compliance by BMW FS and the Depositor with Rule 15Ga-1 under the Exchange Act. The Indenture Trustee agrees to comply with reasonable requests made by BMW FS and the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of such rule. The Indenture Trustee shall cooperate fully with all reasonable requests of BMW FS and the Depositor to deliver any and all records and any other information, in each case in its possession, necessary to permit BMW FS and the Depositor to comply with the provisions of such rule.
SECTION 7.03.     Reports by Issuer.
(a)	The Issuer shall:

(i)            make available to the Indenture Trustee, within fifteen (15) days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the  foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;
(ii)            make available to the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
(iii)            supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.
(b)            Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.
SECTION 7.04.     Reports by Indenture Trustee.  If required by TIA § 313(a), within sixty (60) days after each December 31 beginning with December 31, 2026, the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a).  The Indenture Trustee also shall comply with TIA § 313(b).
A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed.  The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.
ARTICLE VIII.
ACCOUNTS, DISBURSEMENTS AND RELEASES
SECTION 8.01.     Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in this Indenture.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate

Proceedings.  Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
SECTION 8.02.     Trust Accounts.
(a)            On or prior to the Closing Date, the Issuer or the Servicer, as applicable, shall cause the Securities Intermediary to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and, in the case of the Collection Account and the Reserve Account, the Certificateholders, the Trust Accounts as provided in Section 5.01 of the Sale and Servicing Agreement.
(b)            On or before each Deposit Date, the Issuer shall cause the Servicer to deposit all Available Amounts with respect to the Collection Period preceding such Payment Date in the Collection Account as provided in Section 5.01(e), 5.02, 5.04 and 5.11 of the Sale and Servicing Agreement.  On or before each Deposit Date, all amounts required to be withdrawn from the Reserve Account and deposited in the Collection Account pursuant to Section 5.07 of the Sale and Servicing Agreement shall be withdrawn by the Indenture Trustee from the Reserve Account and deposited to the Collection Account as provided therein, as to which Issuer shall cause Servicer to timely provide the related instructions.
(c)            On each Payment Date, the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 4.09 of the Sale and Servicing Agreement) shall make the withdrawals from the Collection Account and make deposits, distributions and payments, to the extent of funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date (including funds, if any, deposited therein from the Reserve Account), in accordance with the provisions of Section 5.06(b) of the Sale and Servicing Agreement or Section 5.04(b), as applicable.
(d)            On each Payment Date, the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 4.09 of the Sale and Servicing Agreement) shall withdraw the funds on deposit in the Interest Distribution Account with respect to the Collection Period preceding such Payment Date and make distributions and payments to the Noteholders, in an amount equal to the accrued and unpaid interest on the Notes; provided that if there are not sufficient funds available to pay the entire amount of the accrued and unpaid interest on the Notes, the amounts available shall be applied to the payment of such interest on the Notes on a pro rata basis based upon the amount of interest due on each Class of Notes.
(e)            On each Payment Date, the Indenture Trustee (based on the information contained in the Servicer’s Certificate delivered on or before the related Determination Date pursuant to Section 4.09 of the Sale and Servicing Agreement) shall withdraw the funds on deposit in the Principal Distribution Account with respect to the Collection Period preceding such Payment Date (including, if applicable, any amount deposited by the Indenture Trustee in respect of damages received from the FDIC pursuant to Section 12.05(e)) and, so long as the maturity of the Notes has not been accelerated pursuant to Section 5.02, make distributions and payments in the following order of priority:

(i)            first, to the Noteholders of the Class A-1 Notes in reduction of principal until the Outstanding Amount of the Class A-1 Notes has been paid in full; provided that if there are not sufficient funds available to pay the Outstanding Amount of the Class A-1 Notes in full, the amounts available shall be applied to the payment of principal on the Class A-1 Notes on a pro rata basis;
(ii)            second, to the Noteholders of the Class A-2a Notes and Class A-2b Notes, pro rata, based on their respective Outstanding Amounts, in reduction of principal until the Outstanding Amounts of the Class A-2a Notes and Class A-2b Notes have been paid in full; provided that if there are not sufficient funds available to pay the Outstanding Amounts of the Class A-2a Notes and Class A-2b Notes in full, the amounts available shall be applied to the payment of principal on the Class A-2a Notes and Class A-2b Notes on a pro rata basis;
(iii)            third, to the Noteholders of the Class A-3 Notes in reduction of principal until the Outstanding Amount of the Class A-3 Notes has been paid in full; provided that if there are not sufficient funds available to pay the Outstanding Amount of the Class A-3 Notes in full, the amounts available shall be applied to the payment of principal on the Class A-3 Notes on a pro rata basis;
(iv)            fourth, to the Noteholders of the Class A-4 Notes in reduction of principal until the Outstanding Amount of the Class A-4 Notes has been paid in full; provided that if there are not sufficient funds available to pay the Outstanding Amount of the Class A-4 Notes in full, the amounts available shall be applied to the payment of principal on the Class A-4 Notes on a pro rata basis; and
(v)            fifth, any remaining amounts, to the Certificate Distribution Account, for distribution to the Certificateholders;
provided, however, that following the acceleration of the Notes pursuant to Section 5.02, distributions shall be made as provided in clauses FOURTH and FIFTH of Section 5.04(b)(i).
SECTION 8.03.     General Provisions Regarding Accounts.  The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms. If (i) the Servicer shall have failed to give investment directions for any funds on deposit in the Reserve Account to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Administrator and Indenture Trustee), on any Business Day or (ii) a Default or Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.02 or (iii) if the Notes shall have been declared due and payable following an Event of Default and amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.05 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Eligible Investments in accordance with standing instructions most recently given in writing by the Servicer.  Any Eligible Investments evidenced by an instrument or a certificated security shall be held by the Indenture Trustee in the State of New York or the State of Minnesota.
Except as otherwise provided hereunder or agreed in writing among the parties hereto, the Servicer shall retain the authority to institute, participate and join in any plan of reorganization, readjustment, merger or consolidation with respect to the issuer of any securities held hereunder in the Trust Accounts, and, in general, to exercise each and every other power or right with respect to each such asset or investment as individuals generally have and enjoy with respect to their own assets and investment, including power to vote on any securities.
The Indenture Trustee is authorized to deposit uninvested funds in non-interest bearing, unsecured demand deposit accounts at affiliated banks, purchase and sell investment securities through or from affiliated banks and broker-dealers, invest funds in registered investment companies that receive investment management and custodial services from the Indenture Trustee or its affiliates, subject to the limitations set forth herein.
The Issuer acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Issuer the right or option to receive individual confirmations of security transactions at no additional cost, as they occur, the Issuer specifically waives the option to receive such confirmation to the extent permitted by law.  The Indenture Trustee will furnish the Issuer periodic cash transaction statements that include detail for all investment transactions made by the Indenture Trustee hereunder.
SECTION 8.04.     Release of Trust Estate.
(a)            Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.
(b)            The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid in full, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts.  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.04(b) only upon receipt by it of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

(c)            The Issuer agrees, upon request by the Servicer and representation by the Servicer that it has complied with the procedure in Section 9.01 of the Sale and Servicing Agreement, to render the Issuer Request to the Indenture Trustee in accordance with Section 4.04, and take such other actions as are required in that Section.
SECTION 8.05.     Opinion of Counsel.  The Indenture Trustee shall receive at least seven (7) days’ prior written notice when requested by the Issuer to take any action pursuant to Section 8.04(b), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.
ARTICLE IX.
SUPPLEMENTAL INDENTURES
SECTION 9.01.     Supplemental Indentures Without Consent of Noteholders.
(a)            Without the consent of the Holders of any Notes, but with prior written notice made available to the Rating Agencies by the Administrator (with copy to the Indenture Trustee), the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more supplemental indentures hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:
(i)            to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;
(ii)            to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;
(iii)            to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;
(iv)            to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)            to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to add any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of any Noteholder whose consent shall not have been obtained in respect thereof, as evidenced by an Officer’s Certificate of the Issuer;
(vi)            to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or
(vii)            to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.
The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.
(b)            The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of Noteholders but with prior notice made available to the Rating Agencies by the Administrator, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interest of any Noteholders whose consent shall not have been obtained in respect thereof; provided further, that such action shall be deemed not to adversely affect in any material respect the interests of any Noteholder and no Opinion of Counsel to that effect shall be required if the Rating Agency Condition with respect to each Rating Agency is satisfied in respect of such action.
(c)            Notwithstanding anything under this Section 9.01, in Section 9.02 or in any other Basic Document to the contrary, this Indenture may be supplemented by the Issuer without the consent of the Indenture Trustee, the Paying Agent, the Owner Trustee, any Noteholder or any other Person and without satisfying any other provisions of this Indenture related to supplements hereto or in any other Basic Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such supplement to the Rating Agencies on or prior to the date such supplement is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the Owner Trustee’s, the Paying Agent’s or the Indenture Trustee’s rights, indemnities or obligations without the Owner Trustee’s, the Paying Agent’s or the

Indenture Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any supplement to this Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and this Indenture may be supplemented more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.
SECTION 9.02.     Supplemental Indentures with Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice made available to the Rating Agencies by the Administrator and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:
(i)            change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
(ii)            reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
(iii)            modify or alter the provisions of the proviso to the definition of “Outstanding”;
(iv)            reduce the percentage of the Outstanding Amount of the Notes, required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;
(v)            modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vi)            modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or
(vii)            permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.
It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
SECTION 9.03.     Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent thereto have been met.  The Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s or the Owner Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.  Any supplemental indenture affecting the rights, duties, indemnities or immunities of the Owner Trustee shall require the Owner Trustee’s written consent.  The Administrator shall provide a fully executed copy of any supplemental indentures to this Indenture to each Rating Agency.
SECTION 9.04.     Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.05.     Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if requested by the Issuer shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
SECTION 9.06.     Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.
ARTICLE X.
REDEMPTION OF NOTES
SECTION 10.01.     Redemption.  The Notes are subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 9.01 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 9.01, for a purchase price equal to the Redemption Price; provided, that the Issuer has available funds sufficient to pay the Redemption Price.  The Servicer or the Issuer shall furnish the Rating Agencies and the Indenture Trustee notice of such redemption.  If the Notes are to be redeemed pursuant to this Section 10.01, the Servicer shall furnish notice of such election to the Indenture Trustee not later than twenty (20) days prior to the Redemption Date and shall deposit on the Business Day prior to the Redemption Date with the Indenture Trustee in the Note Distribution Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.  For the avoidance of doubt, the Trust Accounts need not be closed until thirty (30) days after the receipt of such notice.
SECTION 10.02.     Form of Redemption Notice.  Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than ten (10) days prior to the applicable Redemption Date to each Noteholder of record, as of the close of business on the Business Day immediately preceding the date of such notice at such Holder’s address or facsimile number appearing in the Note Register.
All notices of redemption shall state:
(i)            the Redemption Date;
(ii)            the Redemption Price;
(iii)            the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02); and

(iv)            that interest on the Notes shall cease to accrue on the Redemption Date.
Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.
SECTION 10.03.     Notes Payable on Redemption Date.  The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.02 (in the case of redemption pursuant to Section 10.01), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.
ARTICLE XI.
MISCELLANEOUS
SECTION 11.01.     Compliance Certificates and Opinions, etc.
(a)            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(i)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)            a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)            a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
(b)             Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.
(i)            Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.
(ii)            Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within ninety (90) days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.
(iii)            Other than with respect to the release of any Purchased Receivable, the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above and the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below, or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Notes.

(iv)            Notwithstanding Section 4.04 or any other provision of this Section, the Issuer may, without compliance with the requirements of the other provisions of this Section, (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents.
SECTION 11.02.     Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, a Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, a Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
SECTION 11.03.     Acts of Noteholders.
(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such

Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.
(b)            The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)            The ownership of Notes shall be proved by the Note Register.
(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
SECTION 11.04.     Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and, if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:
(i)            the Indenture Trustee by any Noteholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or
(ii)            the Issuer by the Indenture Trustee or by any Noteholder, shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer, addressed to: BMW Vehicle Owner Trust 2026-A, in care of Wilmington Trust, National Association, as Owner Trustee, 1100 North Market Street, Wilmington, Delaware 19890, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator.  The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.
Notices required to be given to the Rating Agencies shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of S&P, at the following address: S&P Global Ratings, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, Email: ABS_Surveillance@standardandpoors.com; (ii) in the case of Fitch, at the following address: Fitch Ratings, Inc., 300 West 57th Street, New York, New York 10019, Email: notifications.abs@fitchratings.com, Attention: Asset Backed Surveillance; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 11.05.     Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.
SECTION 11.06.     Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 11.07.     Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.  All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.
SECTION 11.08.     Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.09.     Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Owner Trustee, any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.  Notwithstanding the foregoing, the Securities Intermediary shall be a third-party beneficiary of this Indenture solely with respect to the provisions of Section 6.02(i) hereof.

SECTION 11.10.     Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date, except in the case of the Class A-1 Notes and the Class A-2b Notes.
SECTION 11.11.     Governing Law.  THIS INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY’S JURISDICTION, AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION.
SECTION 11.12.     Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this Indenture and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including PDF or facsimile) appearing on this Indenture or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 11.13.     Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at the expense of the Servicer accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.
SECTION 11.14.     Trust Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.  For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.
SECTION 11.15.     No Petition.  The Indenture Trustee, by entering into this Indenture, each Noteholder, by accepting a Note, and each Note Owner, by accepting a beneficial interest in a Note, hereby covenant and agree that they will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.
SECTION 11.16.     Inspection.  The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Indenture Trustee may only cause the books of the Issuer to be audited on an annual basis, unless there occurs an Event of Default hereunder.  The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent such information is publicly available or such disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine with the advice of counsel and after consultation with the Issuer that such disclosure is consistent with its obligations hereunder.
SECTION 11.17.     Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.
SECTION 11.18.     Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of BMW Vehicle Owner Trust 2026-A, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.  Wilmington Trust, National Association has made no independent investigations as to the accuracy or completeness of any of the representations or warranties hereunder.
SECTION 11.19.     Intent of the Parties; Reasonableness.
The Indenture Trustee and Issuer acknowledge and agree that the purpose of Section 3.09 and this Section 11.19 is to facilitate compliance by the Issuer and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

Neither the Issuer nor the Administrator (acting on behalf of the Issuer) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  Each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB and (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive guidance provided by the Commission or its staff, or consensus among participants in the asset-backed securities markets, in respect of the requirements of Regulation AB, and the parties shall comply with reasonable requests made by the Issuer, the Administrator or the Indenture Trustee in good faith for delivery of additional or different information to the extent such information is freely available and deliverable (provided that, in the good faith determination of the Issuer, the Administrator or the Indenture Trustee, such additional or different information is required to comply with the provisions of Regulation AB).

The Issuer (or the Administrator, acting on behalf of the Issuer) shall cooperate with the Indenture Trustee by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Issuer to comply with Regulation AB.
SECTION 11.20.     Communications with Rating Agencies. If the Indenture Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes, the Indenture Trustee agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one (1) Business Day) notify the Administrator of such communication.  The Indenture Trustee agrees to act at the direction of the Administrator with respect to any communication to a Rating Agency and further agrees that in no event shall the Indenture Trustee engage in any oral communication with respect to the transactions contemplated hereby or under the Basic

Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Administrator.
ARTICLE XII.
COMPLIANCE WITH THE FDIC RULE
SECTION 12.01.     Purpose.
(a)            Each of the Noteholders, by its acceptance of the Notes or a beneficial interest therein, each of the Certificateholders, by its acceptance of the Certificates, the FDIC Rule Parties and the Indenture Trustee acknowledges and agrees that the purpose of this Article XII is to facilitate compliance by the FDIC Rule Parties with the provisions of the FDIC Rule.  Each of the Noteholders, the Certificateholders, the FDIC Rule Parties and the Indenture Trustee acknowledges that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in this Article XII shall have the effect and meanings that are appropriate under the FDIC Rule as such effect and meanings change over time on the basis of evolving interpretations of the FDIC Rule.
(b)            If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which the Issuer determines that an amendment to this Article XII is necessary or desirable, then the Issuer and the Indenture Trustee shall be authorized and entitled to amend this Article XII in accordance with such FDIC Rule amendment or guidance notwithstanding the requirements set forth in Sections 9.01 and 9.02, provided that the Issuer delivers to the Indenture Trustee an Opinion of Counsel to the effect that such amendment is required in order to remain in compliance with the FDIC Rule.  Nothing in this Section 12.01(b) shall limit the rights of the Indenture Trustee or the Owner Trustee pursuant to Section 9.03, and the Indenture Trustee and the Owner Trustee shall have no duty to monitor or enforce the ongoing compliance by the FDIC Rule Parties with the FDIC Rule or this Article XII.
(c)            As used in this Article XII, but subject to the rules of interpretation specified in Section 12.01(a) and Section 12.01(b), references to (i) the “sponsor” shall mean BMW Bank, (ii) the “issuing entity” shall mean, collectively, the Depositor, BMW FS and the Issuer (except in Section 12.02(e), where such term shall have the meaning assigned thereto in the FDIC Rule), (iii) the “servicer” shall mean the Servicer or the Administrator, as applicable, (iv) “obligations” or “securitization obligations” shall be deemed to refer to the Notes, but only to the extent secured by the Receivables sold by BMW Bank to the Depositor under the related Receivables Purchase Agreement, and (v) “financial assets” shall mean the Receivables transferred to the Depositor by BMW Bank (except in Section 12.02(e), where such term shall have the meaning assigned thereto in the FDIC Rule).  As a practical matter, and subject to certain limited exceptions, the transactions contemplated by the Basic Documents do not distinguish between Receivables sold by BMW Bank to the Depositor and Receivables sold by BMW FS to the Depositor, and the provisions of Section 12.02(a) and Section 12.02(b) are true for all of the Receivables and all of the Notes for so long as any Receivables sold by BMW Bank to the Depositor are owned by the Issuer.
(d)              Each of the FDIC Rule Parties believes that the transactions and actions contemplated by the Basic Documents and the related prospectus comply with the requirements of Section 12.02.
SECTION 12.02.     Requirements of the FDIC Rule.  As required by the FDIC Rule:
(a)            Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the Issuer and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.
(b)              The sponsor, issuing entity, and/or servicer, as appropriate, shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:
(i)            On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided that information that is unknown or not available to the sponsor or the issuing entity after reasonable investigation may be omitted if the issuing entity includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;
(ii)            On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;
(iii)            While obligations are outstanding, the issuing entity shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and the remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and
(iv)            In connection with the issuance of the obligations, the nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The issuing entity shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.
(c)              [Reserved].
(d)              The obligations shall not be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or an affiliated broker-dealer who purchases such obligations with a view to promptly reselling such obligations to persons or entities that are neither affiliates (other than wholly-owned subsidiaries of the sponsor consolidated for accounting and capital purposes with the sponsor) nor insiders of the sponsor in the ordinary course of such broker-dealer’s business pursuant to an underwriting or similar agreement entered into in the ordinary course of business; provided that (i) at the time the obligations are sold to the affiliated broker-dealer, such broker-dealer sells not less than 51% of the principal amount of the obligations to persons and entities that are not affiliates (other than wholly-owned subsidiaries of the sponsor consolidated for accounting and capital purposes with the sponsor) or insiders of the sponsor; (ii) at all times after such obligations are sold to the affiliated broker-dealer, such broker-dealer holds the unsold portion of the obligations with the intent to sell such unsold portion to persons or entities that are not affiliates (other than wholly-owned subsidiaries of the sponsor consolidated for accounting and capital purposes with the sponsor) or insiders of the sponsor and (iii) the other requirements of the FDIC Rule, including, without limitation, the requirements of Sections 360.6(c)(3) and (4) of the FDIC Rule, are satisfied.
(e)              The sponsor shall separately identify in its financial asset databases the financial assets transferred into any securitization and shall maintain an electronic or paper copy of the closing documents for such securitization in a readily accessible form, and a current list of all of its outstanding securitizations and issuers, and the most recent Form 10-K, if applicable, or other periodic financial report for each securitization and issuer. The sponsor shall make these records readily available for review by the FDIC promptly upon written request.
(f)              To the extent serving as servicer, custodian or paying agent for the securitization, the sponsor shall not commingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two (2) Business Days, necessary to clear any payments received.

SECTION 12.03.     Performance.  The Issuer agrees to perform the obligations set forth in Section 12.02, except to the extent any such obligation is specifically imposed exclusively upon the servicer or the sponsor, and to the extent the performance of such obligations is necessary to facilitate compliance with this Article XII by all FDIC Rule Parties.
SECTION 12.04.     Effect of Section 941 Rules.  Section 12.02(c) hereof shall not be construed to require the sponsor to retain any greater economic interest in the credit risk of the financial assets than is required to comply with the FDIC Rule and other applicable law. Accordingly, upon the effective date of regulations promulgated under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such regulations, the “Section 941 Rules” and such date, the “Section 941 Effective Date”) and thereafter, the sponsor shall have the option to adjust the amount of credit risk that it retains for purposes of the FDIC Rule, or the terms under which such credit risk is retained for purposes of the FDIC Rule, the method by which such credit risk is retained or the restrictions applicable to the credit risk retained for purposes of the FDIC Rule, to the greatest extent elected by the sponsor, so long as the sponsor’s retention shall be in compliance with the Section 941 Rules.  Within a reasonable time after the sponsor has so adjusted the amount or terms of the credit risk it retains, the sponsor shall give notice thereof to the Noteholders and the Certificateholders, and each of the Indenture Trustee and the FDIC Rule Parties is authorized and entitled to amend Section 12.02(c), in accordance with and to the extent the Issuer determines necessary or appropriate, to reflect the requirements of the Section 941 Rules.
SECTION 12.05.     Actions Upon Repudiation.
(a)            In the event that the sponsor becomes the subject of an insolvency proceeding and the FDIC, as receiver or conservator for the sponsor, exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Servicer shall ascertain whether the FDIC in such capacity will pay damages as provided in such paragraph (d)(4)(ii). Upon making such determination, the Servicer shall promptly, and in any event no more than one (1) Business Day thereafter (or, if the Servicer fails to act, the Noteholders representing not less than a majority of the Outstanding Amount of the Notes or the Certificateholders representing a majority of the Certificate Percentage Interests may), notify the Indenture Trustee and the Owner Trustee.
(b)            Upon receipt of the notice specified in Section 12.05(a) indicating that a payment will be made, the Indenture Trustee shall determine the date (the “applicable distribution date”) for making a distribution to Noteholders and, if applicable, Certificateholders of such damages, which date shall be the earlier of (i) the next Payment Date on which such damages could be distributed and (ii) the earliest practicable date by which the Indenture Trustee could declare a special distribution date, in each case subject to all applicable provisions of this Indenture, applicable law and the procedures of any applicable Clearing Agency.
(c)              When the applicable distribution date is determined, the Indenture Trustee shall cause the Servicer to promptly compute the amount of interest to be paid on each Class of Notes on the applicable distribution date, which interest shall be the amount accruing up to the applicable distribution date and which (unless such applicable distribution date is a

Payment Date) shall be computed by pro rating the amount that would otherwise be payable on the next succeeding Payment Date following the applicable distribution date on the basis of (x) the number (in the case of Notes other than the Class A-1 Notes, not to exceed 30) of days elapsed from and including the preceding Payment Date to such applicable distribution date divided by (y) 30.
(d)              If the applicable distribution date is a special distribution date, the Indenture Trustee shall (i) declare such special distribution date (the record date for which shall be the close of business on the day immediately preceding such special distribution date), (ii) declare a special distribution to Noteholders and (iii) deliver notice to the Noteholders and the Owner Trustee of such special distribution date and the amount to be distributed on such date.
(e)              Following payment by the FDIC of damages as provided in paragraph (d)(4)(ii) of the FDIC Rule, the Indenture Trustee shall cause the amount of such damages to be deposited in the Note Distribution Account.  If, as of the applicable distribution date, (x) the maturity of the Notes has been accelerated pursuant to Section 5.02, such damages shall be distributed on such distribution date in the order and priority set forth in clauses THIRD, FOURTH and FIFTH of Section 5.04(b)(i) or (y) the maturity of the Notes has not been accelerated pursuant to Section 5.02, such damages shall be distributed on such distribution date in accordance with the following order of priority:
(i)            first, to the Holders of the Notes, ratably, interest on the Notes in the amount computed by the Servicer pursuant to Section 12.05(c); provided that if there are not sufficient funds available to pay the entire amount of the accrued and unpaid interest on the Notes, the amounts available shall be applied to the payment of such interest on the Notes on a pro rata basis based upon the amount of interest due on each Class of Notes;
(ii)            second, to the Holders of the applicable Notes in the order and priority set forth in Section 8.02(e)(i)-(iv), in an amount equal to the FDIC Principal Amount for such distribution date;
(iii)            third, to the Reserve Account, the amount, if any, necessary to cause the amount on deposit in the Reserve Account to equal the Specified Reserve Account Balance (calculated as if such distribution date is a Payment Date); and
(iv)            fourth, any remaining amounts, to the Certificate Distribution Account, for distribution to the Certificateholders.
(f)            Notwithstanding anything in this Indenture or the other Basic Documents to the contrary, if any applicable distribution date is not a Payment Date, for purposes of calculating (i) the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for the Payment Date immediately following the applicable distribution date, the phrase “preceding Payment Date” shall be deemed to refer to such applicable distribution date, (ii) the Servicing Fee for the Payment Date immediately following the applicable distribution date, such fee shall be adjusted, as applicable, for any period of time in the related Collection Period in respect of which the Servicer was not servicing any related Receivables on behalf of the Issuer, and (iii) interest payable on the Notes pursuant to Section 5.06(b) of the Sale and Servicing Agreement for the Payment Date immediately following the applicable distribution date, the phrase “preceding Payment Date” shall be deemed to refer to such applicable distribution date and the phrase “prior Payment Dates” shall be deemed to include such applicable distribution date.
SECTION 12.06.     Notice.
(a)            In the event that BMW Bank becomes the subject of an insolvency proceeding and the FDIC, as receiver or conservator, provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the party receiving such notice shall promptly deliver such notice to each of the FDIC Rule Parties, the Indenture Trustee and the Owner Trustee.
(b)              If the FDIC (i) is appointed as a conservator or receiver of BMW Bank and (ii) is in default due to its failure to pay principal or interest when due following the expiration of any cure period hereunder or under the other Basic Documents, the Indenture Trustee at the direction of the Noteholders representing not less than a majority of the Outstanding Amount of the Notes, the Servicer or the Certificateholders representing not less than a majority of the Certificate Percentage Interests shall be entitled to deliver written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Basic Documents. Upon delivery of such notice, the Indenture Trustee may exercise any contractual rights it may have in accordance with the Basic Documents and the FDIC Rule. The Indenture Trustee shall, at the written direction of the Noteholders representing not less than a majority of the Outstanding Amount of the Notes, or the Owner Trustee shall, at the written direction of the Certificateholders representing not less than a majority of the Certificate Percentage Interests, exercise such contractual rights.
SECTION 12.07.     Reservation of Rights.  Neither the inclusion of this Article XII in this Indenture nor the compliance by any Person with, or the acknowledgment by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to BMW Bank, a receiver or conservator will have any rights with respect to the Trust Estate.
ARTICLE XIII.
ASSET REPRESENTATIONS REVIEW
SECTION 13.01.     Noteholder and Note Owner Requests for Vote on Asset Representations Review.  If the Indenture Trustee receives a notice from the Servicer pursuant to Section 11.01 of the Sale and Servicing Agreement regarding the occurrence of a Delinquency Trigger, then the Indenture Trustee shall promptly provide directions to the Administrator regarding the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a vote whether to cause the ARR Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review

Agreement.  The Indenture Trustee shall promptly notify the Servicer and the Administrator upon the receipt of any request by Noteholders and Note Owners regarding a vote on whether to cause the ARR Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  Noteholders and Note Owners may request a vote not later than ninety (90) days after the date on which the Form 10-D describing the occurrence of such Delinquency Trigger shall have been filed by the Administrator pursuant to the terms of Section 1.1(AA) of the Administration Agreement; provided that, if the requesting party is a Note Owner and not a Noteholder, the Note Owner must include with its request a written certification that the requesting party is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner: (A) a trade confirmation; (B) an account statement; (C) a letter from a broker-dealer that is acceptable to the Indenture Trustee or Administrator, as applicable; or (D) any other form of documentation that is acceptable to the Indenture Trustee or Administrator, as applicable (any such Note Owner who provides the required certification and documentation, a “Verified Note Owner”).  The Indenture Trustee shall promptly notify the Servicer and the Administrator if Noteholders and Verified Note Owners representing at least 5% of the outstanding aggregate principal amount of all Outstanding Notes (such requesting Noteholders and Verified Note Owners, collectively, the “Requesting Noteholders”) properly and timely request a vote to cause the ARR Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.
SECTION 13.02.     Noteholder and Note Owner Vote on Asset Representations Review.  Beginning promptly after receipt from the Administrator of a copy of a notice sent to Noteholders and Note Owners pursuant to Section 23 of the Administration Agreement, the Indenture Trustee shall cause the initiation of a review of ARR Receivables to be submitted to a yes or no vote of the Noteholders (with respect to Book-Entry Notes, as directed by the related Note Owners via the applicable Clearing Agency pursuant to its procedures for such votes) of record as of the most recent Record Date.  If, by no earlier than the deadline specified by the Administrator pursuant to Section 23 of the Administration Agreement, (i) votes have been cast by Noteholders holding at least 5% of the aggregate outstanding principal amount of all Outstanding Notes and (ii) affirmative votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the aggregate outstanding principal amount of all Outstanding Notes held by voting Noteholders, the Indenture Trustee will promptly notify the Servicer, the Sellers, the Administrator and the Asset Representations Reviewer to the notice addresses set forth in Section 9.02 of the Asset Representations Review Agreement that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of the ARR Receivables for the purpose of determining whether such ARR Receivables were in compliance with the representations and warranties made by the Sellers pursuant to Section 3.02(b) of the applicable Receivables Purchase Agreement.
SECTION 13.03.     Evaluation of Review Report.
(a)            If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation with respect to any ARR Receivable to be a breach of the applicable Basic Document, or requests in writing that any Receivable (including any ARR Receivable) be repurchased (including, for the avoidance of doubt, as described in Section 11.02 of the Sale and Servicing Agreement), the Indenture Trustee will promptly forward that written notice to the related Seller, as applicable.
(b)            The Indenture Trustee shall have no obligation to pursue or otherwise be involved in resolving any repurchase request, including any such request that is the subject of a dispute resolution proceeding, unless it is directed to do so by Noteholders representing not less than a majority of the Outstanding Amount and such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction. For the avoidance of doubt, if the Indenture Trustee does not agree to pursue or otherwise be involved in resolving any reallocation request, the related Noteholders may independently pursue dispute resolution in respect of such reallocation request in accordance with Section 11.02 of the Sale and Servicing Agreement.
(c)            The related Seller will have the sole ability to determine if there was non-compliance with any representation or warranty made by it in Section 3.02(b) of the applicable Receivables Purchase Agreement, respectively, that constitutes a breach that materially and adversely affects the interests of the Issuer, the Indenture Trustee, the Owner Trustee, the Certificateholders or the Noteholders in any Receivable, and whether to repurchase the related ARR Receivable from the Issuer in accordance with the terms of Section 6.02 of the related Receivables Purchase Agreement.
SECTION 13.04.     Dispute Resolution.  Any Noteholder or Note Owner may pursue dispute resolution procedures as set forth in Section 11.02 of the Sale and Servicing Agreement.  With respect to any dispute resolution, if so directed by the Servicer, the Indenture Trustee will notify the Requesting Party of the date when the 180-day period related to such dispute resolution proceeding ends without resolution by the appropriate party and that the Requesting Party has thirty (30) days to notify the related Seller and the Servicer if it wishes to pursue dispute resolution.  For the avoidance of doubt, the Indenture Trustee shall be under no obligation to monitor repurchase activity or to independently determine whether a repurchase request remains unresolved at the end of the related 180-day period.
* * * * *

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

BMW VEHICLE OWNER TRUST 2026-A

By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual capacity
but solely as Owner Trustee

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, not in its individual capacity but
solely as Indenture Trustee

By:
Name:
Title:

SCHEDULE A

Schedule of Receivables

[Delivered to the Owner Trustee on the Closing Date.]

Sch. A-1

SCHEDULE B
PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
          In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows on the Closing Date:
1.            The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Issuer.
2.            The Receivables constitute “chattel paper” within the meaning of the applicable UCC.
3.            Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.
4.            The Issuer owns and has good and marketable title to each Receivable free and clear of all Liens and rights of others (other than pursuant to the Basic Documents).
5.            The Issuer has caused or will have caused, within ten (10) days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder.  All financing statements referred to in this paragraph 5 contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”
6.            An authoritative copy (which may be an original tangible executed copy or an authoritative electronic copy) of each contract that evidences a Receivable exists. With respect to Receivables evidenced by an authoritative tangible copy, such authoritative tangible copy is in the possession of the Servicer, and the Servicer (in its capacity as custodian) is holding such authoritative tangible copy solely on behalf and for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer.  With respect to Receivables evidenced by an authoritative electronic copy, the Servicer has “control” of such authoritative electronic copy within the meaning of Section 9-105 of the applicable UCC and the Servicer (in its capacity as custodian) is maintaining control of such authoritative electronic copy solely on behalf and for the benefit of the Issuer and the Indenture Trustee, as pledgee of the Issuer.  No person other than the Servicer has “control” of any authoritative electronic copy of a contract evidencing any Receivable.
7.            The Servicer, in its capacity as custodian, has in its possession (i) the original copy of each Receivable evidenced by an authoritative tangible copy, (ii) the “authoritative copy” of each Receivable evidenced by an authoritative electronic copy and (iii) all financing statements referred to in paragraph 5.  With respect to any Receivable evidenced by an authoritative electronic copy, there is only one “authoritative copy” of the Receivable and with
Sch. B-1

respect to any Receivable evidenced by an authoritative tangible copy, there is no more than one original executed copy of such Receivable.
8.            Neither the Issuer nor a custodian or vaulting agent thereof holding any Receivable evidenced by an authoritative electronic copy has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.
9.            With respect to the Trust Accounts that constitute deposit accounts, either:
(i)            the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or
(ii)            the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.
10.            With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:
(i)            the Issuer has delivered to the Indenture Trustee a fully executed agreement (1) that provides that the agreement is governed solely by the law of New York and that the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention, (2) pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer, and (3) with a securities intermediary that has and has had at all relevant times one or more offices (within the meaning of the Hague Securities Convention) in the United States of America which satisfies the criteria provided in Article 4(1)(a) or (b) of the Hague Securities Convention; or
(ii)            the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the Person having a security entitlement against the securities intermediary in each of such Trust Accounts so long as (1) the agreement governing the securities account satisfies the requirements of sub-clause (1) of the preceding clause (i), and (2) the securities intermediary satisfies the requirements of sub-clause (3) of the preceding clause (i).
11.            Other than the security interest granted to the Indenture Trustee under the Indenture, the Issuer has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the Receivables.
12.            The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the
Sch. B-2

Sellers to the Depositor under the Receivables Purchase Agreements, (ii) relating to the conveyance of the Receivables by the Depositor to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.  The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.
13.            The authoritative tangible or electronic copies of the records that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the applicable Seller, the Depositor, the Issuer or the Indenture Trustee.
14.            No Trust Account that constitutes a securities account or securities entitlement is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any Person other than the Indenture Trustee.
15.            No Trust Account that constitutes a deposit account is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any Person other than the Indenture Trustee.
16.            Notwithstanding any other provision of the Indenture or any other Basic Document, the perfection representations, warranties and covenants contained in this Schedule B shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed.
17.            The parties to this Indenture shall provide the Administrator with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule B, and shall not, without satisfying the Rating Agency Condition with respect to each Rating Agency, waive a breach of any of such perfection representations, warranties or covenants.
18.            The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest.

Sch. B-3

EXHIBIT A-1

[FORM OF CLASS A-1 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACCEPTING THIS NOTE, EACH NOTEHOLDER AGREES TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT, UPON ITS REQUEST, WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE).  THE FAILURE TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS MAY RESULT IN THE IMPOSITION OF FEDERAL WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

A-1-1

REGISTERED	$[____] (1)	CUSIP NO. [____]
No.  R-1
BMW VEHICLE OWNER TRUST 2026-A

[____]% ASSET BACKED NOTE, CLASS A-1

BMW VEHICLE OWNER TRUST 2026-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [____], payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-1 Notes pursuant to Section 3.01 of the Indenture dated as of August 19, 2026 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of [____] (the “Class A-1 Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Capitalized terms used but not defined herein are defined in or pursuant to the Indenture, which also contains rules as to construction that shall be applicable herein.

The Issuer will pay interest on this Note at the rate per annum set forth above, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date after giving effect to all payments of principal made on the preceding Payment Date, (or on the initial principal balance of this Note from and including the Closing Date in the case of the first Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture.  Interest on this Note will accrue for each Payment Date from and including the prior Payment Date (or, in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date.  Interest will be computed on the basis of the actual number of days elapsed in the related Interest Period and a 360-day year.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

________________
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
A-1-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	BMW VEHICLE OWNER TRUST 2026-A

	By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee
under the Trust Agreement

By: _____________________________
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Indenture
Trustee

By:_______________________________
Authorized Officer

A-1-3

REVERSE OF CLASS A-1 NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [____]% Asset Backed Notes, Class A-1 (herein called the “Class A-1 Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.  The Class A-1 Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-1 Notes will be payable on each Payment Date in an amount described on the face hereof.  “Payment Date” means the 25th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in September 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-1 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture.  Notwithstanding the foregoing, if an Event of Default occurs, the Indenture Trustee may, or at the direction of Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes shall, declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.  All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer as directed by such Holder provided such Holder has provided written wiring instructions to the Indenture Trustee and otherwise by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and

A-1-4

surrender of this Note at the applicable Corporate Trust Office of the Indenture Trustee or such other address as is selected by the Indenture Trustee pursuant to the terms of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-1 Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Servicer, on any Payment Date with respect to which the Pool Balance is equal to or less than 5% of the Initial Pool Balance.

As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange subject to certain exceptions set forth in the Indenture.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer, including the Sellers, or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sellers, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor

A-1-5

under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for purposes of U.S. federal, state and applicable local income and franchise tax and for purposes of any other tax measured in whole or in part by income, the Notes held by parties unrelated to the holders of the Certificates will be characterized as debt.  Each Noteholder, by acceptance of this Note (and each Note Owner by acceptance of a beneficial interest in this Note), agrees to treat this Note as debt for such purposes.

This Note, or any interest herein, may not be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA, a “plan” described in Section 4975(e)(1) of the Code, or any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity (or a person investing “plan assets” of any such plan or entity), unless such transferee represents, warrants and covenants that its acquisition, continued holding, and disposition of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. plan that may be subject to any federal, state, local or non-U.S. law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, will not cause a violation of any such applicable similar law).  By its acquisition of a Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing at least a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

A-1-6

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Each Noteholder, by acceptance of this Note or a beneficial interest herein, acknowledges and agrees that the purpose of Article XII of the Indenture is to facilitate compliance by the FDIC Rule Parties with the provisions of the FDIC Rule and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such effect and meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust, National Association, in its individual capacity, U.S. Bank Trust Company, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, the Sellers, the Servicer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

A-1-7

ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:

__________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_______________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                                                                              */

Signature Guaranteed:

*/

_________________
*/
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-8

EXHIBIT A-2

[FORM OF CLASS A-2a NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACCEPTING THIS NOTE, EACH NOTEHOLDER AGREES TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT, UPON ITS REQUEST, WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE).  THE FAILURE TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS MAY RESULT IN THE IMPOSITION OF FEDERAL WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

A-2-1

REGISTERED	$[____] (1)	CUSIP NO. [____]
No.  R-1
BMW VEHICLE OWNER TRUST 2026-A

[____]% ASSET BACKED NOTE, CLASS A-2a

BMW VEHICLE OWNER TRUST 2026-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [____], payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2a Notes pursuant to Section 3.01 of the Indenture dated as of August 19, 2026 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of [____] (the “Class A-2a Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Except as otherwise provided in the Indenture, no payments of principal of the Class A-2a Notes shall be made until the Class A-1 Notes have been paid in full.  Capitalized terms used but not defined herein are defined in or pursuant to the Indenture, which also contains rules as to construction that shall be applicable herein.

The Issuer will pay interest on this Note at the rate per annum set forth above, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date after giving effect to all payments of principal made on the preceding Payment Date (or, on the initial principal balance of this Note from and including the Closing Date in the case of the first Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture.  Interest on this Note will accrue for each Payment Date from and including the 25th day of the calendar month preceding the month of such Payment Date (or, in the case of the first Payment Date, from the Closing Date) to but excluding the 25th day of the calendar month of such Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

_______________
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
A-2-2

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-2-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	BMW VEHICLE OWNER TRUST 2026-A

	By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee
under the Trust Agreement

By: _____________________________
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Indenture
Trustee

By:_______________________________
Authorized Officer

A-2-4

REVERSE OF CLASS A-2a NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [__]% Asset Backed Notes, Class A-2a (herein called the “Class A-2a Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.  The Class A-2a Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, and the Class A-4 Notes (collectively, the “Notes”) are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-2a Notes will be payable on each Payment Date in an amount described on the face hereof only after the Class A-1 Notes are paid in full and have no Outstanding Amount.  “Payment Date” means the 25th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in September 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-2a Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture.  Notwithstanding the foregoing, if an Event of Default occurs, the Indenture Trustee may, or at the direction of the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes shall, declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.  All principal payments on the Class A-2a Notes shall be made pro rata to the Class A-2a Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer as directed by such Holder provided such Holder has provided written wiring instructions to the Indenture Trustee and otherwise by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and

A-2-5

surrender of this Note at the applicable Corporate Trust Office of the Indenture Trustee or such other address as is selected by the Indenture Trustee pursuant to the terms of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-2a Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Servicer on any Payment Date with respect to which the Pool Balance is equal to or less than 5% of the Initial Pool Balance.

As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange subject to certain exceptions set forth in the Indenture.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer, including the Sellers, or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sellers, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor

A-2-6

under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for purposes of U.S. federal, state and applicable local income and franchise tax and for purposes of any other tax measured in whole or in part by income, the Notes held by parties unrelated to the holders of the Certificates will be characterized as debt.  Each Noteholder, by acceptance of this Note (and each Note Owner by acceptance of a beneficial interest in this Note), agrees to treat this Note as debt for such purposes.

This Note, or any interest herein, may not be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA, a “plan” described in Section 4975(e)(1) of the Code, or any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity (or a person investing “plan assets” of any such plan or entity), unless such transferee represents, warrants and covenants that its acquisition, continued holding, and disposition of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. plan that may be subject to any federal, state, local or non-U.S. law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, will not cause a violation of any such applicable similar law).  By its acquisition of a Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing at least a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

A-2-7

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Each Noteholder, by acceptance of this Note or a beneficial interest herein, acknowledges and agrees that the purpose of Article XII of the Indenture is to facilitate compliance by the FDIC Rule Parties with the provisions of the FDIC Rule and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such effect and meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust, National Association, in its individual capacity, U.S. Bank Trust Company, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, the Sellers, the Servicer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

A-2-8

ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:

__________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_______________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                                                                              */

Signature Guaranteed:

*/

_________________
*/
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-9

EXHIBIT A-3

[FORM OF CLASS A-2b NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACCEPTING THIS NOTE, EACH NOTEHOLDER AGREES TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT, UPON ITS REQUEST, WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE).  THE FAILURE TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS MAY RESULT IN THE IMPOSITION OF FEDERAL WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

A-3-1

REGISTERED	$[__] (1)	CUSIP NO. [__]
No.  R-[__]
BMW VEHICLE OWNER TRUST 2026-A

Benchmark + [__]% ASSET BACKED NOTE, CLASS A-2b

BMW VEHICLE OWNER TRUST 2026-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [__], payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-2b Notes pursuant to Section 3.01 of the Indenture dated as of August 19, 2026 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of [__] (the “Class A-2b Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture. Except as otherwise provided in the Indenture, no payments of principal of the Class A-2b Notes shall be made until the Class A-1 Notes have been paid in full.  Capitalized terms used but not defined herein are defined in or pursuant to the Indenture, which also contains rules as to construction that shall be applicable herein.

The Issuer will pay interest on this Note at the rate per annum set forth above, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date after giving effect to all payments of principal made on the preceding Payment Date (or, on the initial principal balance of this Note from and including the Closing Date in the case of the first Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture, and provided that, if the sum of Benchmark + [___]% is less than 0.00% for any Interest Period, then the per annum rate at which interest will accrue on this Note for such Interest Period will be 0.00%.  Interest on this Note will accrue for each Payment Date from and including the prior Payment Date (or, in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date.  Interest will be computed on the basis of the actual number of days elapsed in the related Interest Period and a 360-day year.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

_______________
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
A-3-2

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-3-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	BMW VEHICLE OWNER TRUST 2026-A

	By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee
under the Trust Agreement

By: _____________________________
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Indenture
Trustee

By:_______________________________
Authorized Officer

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REVERSE OF CLASS A-2b NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Benchmark + [__]% Asset Backed Notes, Class A-2b (herein called the “Class A-2b Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.  The Class A-2b Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, and the Class A-4 Notes (collectively, the “Notes”) are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-2b Notes will be payable on each Payment Date in an amount described on the face hereof only after the Class A-1 Notes are paid in full and have no Outstanding Amount.  “Payment Date” means the 25th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in September 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-2b Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture.  Notwithstanding the foregoing, if an Event of Default occurs, the Indenture Trustee may, or at the direction of the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes shall, declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.  All principal payments on the Class A-2b Notes shall be made pro rata to the Class A-2b Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer as directed by such Holder provided such Holder has provided written wiring instructions to the Indenture Trustee and otherwise by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and

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surrender of this Note at the applicable Corporate Trust Office of the Indenture Trustee or such other address as is selected by the Indenture Trustee pursuant to the terms of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-2b Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Servicer on any Payment Date with respect to which the Pool Balance is equal to or less than 5% of the Initial Pool Balance.

As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange subject to certain exceptions set forth in the Indenture.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer, including the Sellers, or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sellers, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor

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under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for purposes of U.S. federal, state and applicable local income and franchise tax and for purposes of any other tax measured in whole or in part by income, the Notes held by parties unrelated to the holders of the Certificates will be characterized as debt.  Each Noteholder, by acceptance of this Note (and each Note Owner by acceptance of a beneficial interest in this Note), agrees to treat this Note as debt for such purposes.

This Note, or any interest herein, may not be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA, a “plan” described in Section 4975(e)(1) of the Code, or any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity (or a person investing “plan assets” of any such plan or entity), unless such transferee represents, warrants and covenants that its acquisition, continued holding, and disposition of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. plan that may be subject to any federal, state, local or non-U.S. law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, will not cause a violation of any such applicable similar law).  By its acquisition of a Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing at least a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

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The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Each Noteholder, by acceptance of this Note or a beneficial interest herein, acknowledges and agrees that the purpose of Article XII of the Indenture is to facilitate compliance by the FDIC Rule Parties with the provisions of the FDIC Rule and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such effect and meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust, National Association, in its individual capacity, U.S. Bank Trust Company, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, the Sellers, the Servicer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

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ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:

__________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_______________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                                                                              */

Signature Guaranteed:

*/

_________________
*/
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT A-4

[FORM OF CLASS A-3 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACCEPTING THIS NOTE, EACH NOTEHOLDER AGREES TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT, UPON ITS REQUEST, WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE).  THE FAILURE TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS MAY RESULT IN THE IMPOSITION OF FEDERAL WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

A-4-1

REGISTERED	$[____] (1)	CUSIP NO. [____]
No.  R-1
BMW VEHICLE OWNER TRUST 2026-A

[____]% ASSET BACKED NOTE, CLASS A-3

BMW VEHICLE OWNER TRUST 2026-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [____], payable on each Payment Date in an amount equal to [the result obtained by multiplying (i) a fraction the numerator of which is $[___] and the denominator of which is $[___] by (ii)] the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-3 Notes pursuant to Section 3.01 of the Indenture dated as of August 19, 2026 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of [____] (the “Class A-3 Final Scheduled Payment Date”) and the Redemption Date, if any pursuant to Section 10.01 of the Indenture. Except as otherwise provided in the Indenture, no payments of principal of the Class A-3 Notes shall be made until the Class A-1 Notes, the Class A-2a Notes and the Class A-2b Notes have been paid in full. Capitalized terms used but not defined herein are defined in or pursuant to the Indenture, which also contains rules as to construction that shall be applicable herein.

The Issuer will pay interest on this Note at the rate per annum set forth above, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date after giving effect to all payments of principal made on the preceding Payment Date (or, on the initial principal balance of this Note from and including the Closing Date in the case of the first Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture.  Interest on this Note will accrue for each Payment Date from and including the 25th day of the calendar month preceding the month of such Payment Date (or, in the case of the first Payment Date, from the Closing Date) to but excluding the 25th day of the calendar month of such Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

______________________
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
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Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	BMW VEHICLE OWNER TRUST 2026-A

	By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee
under the Trust Agreement

By: _____________________________
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Indenture
Trustee

By:_______________________________
Authorized Officer

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REVERSE OF CLASS A-3 NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [____]% Asset Backed Notes, Class A-3 (herein called the “Class A-3 Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.  The Class A-3 Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-3 Notes will be payable on each Payment Date in an amount described on the face hereof only after the Class A-1 Notes, the Class A-2a Notes and the Class A-2b Notes are paid in full and have no Outstanding Amount.  “Payment Date” means the 25th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in September 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-3 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture.  Notwithstanding the foregoing, if an Event of Default occurs, the Indenture Trustee may, or at the direction of the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes shall, declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.  All principal payments on the Class A-3 Notes shall be made pro rata to the Class A-3 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer as directed by such Holder provided such Holder has provided written wiring instructions to the Indenture Trustee and otherwise by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment

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Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the applicable Corporate Trust Office of the Indenture Trustee or such other address as is selected by the Indenture Trustee pursuant to the terms of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-3 Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Servicer on any Payment Date with respect to which the Pool Balance is equal to or less than 5% of the Initial Pool Balance.

As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange subject to certain exceptions set forth in the Indenture.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer, including the Sellers, or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sellers, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government

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authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for purposes of U.S. federal, state and applicable local income and franchise tax and for purposes of any other tax measured in whole or in part by income, the Notes held by parties unrelated to the holders of the Certificates will be characterized as debt.  Each Noteholder, by acceptance of this Note (and each Note Owner by acceptance of a beneficial interest in this Note), agrees to treat this Note as debt for such purposes.

This Note, or any interest herein, may not be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA, a “plan” described in Section 4975(e)(1) of the Code, or any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity (or a person investing “plan assets” of any such plan or entity), unless such transferee represents, warrants and covenants that its acquisition, continued holding, and disposition of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. plan that may be subject to any federal, state, local or non-U.S. law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, will not cause a violation of any such applicable similar law).  By its acquisition of a Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing at least a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also

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permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Each Noteholder, by acceptance of this Note or a beneficial interest herein, acknowledges and agrees that the purpose of Article XII of the Indenture is to facilitate compliance by the FDIC Rule Parties with the provisions of the FDIC Rule and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such effect and meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust, National Association, in its individual capacity, U.S. Bank Trust Company, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, the Sellers, the Servicer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

A-4-8

ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:

__________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_______________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                                                                              */

Signature Guaranteed:

*/

_________________
*/
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which  requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-4-9

EXHIBIT A-5

[FORM OF CLASS A-4 NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACCEPTING THIS NOTE, EACH NOTEHOLDER AGREES TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT, UPON ITS REQUEST, WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS (GENERALLY, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE, OR AN APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A “UNITED STATES PERSON” WITHIN THE MEANING OF SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE).  THE FAILURE TO PROVIDE THE ISSUER, THE INDENTURE TRUSTEE AND THE NOTE PAYING AGENT WITH THE APPLICABLE U.S. FEDERAL INCOME TAX CERTIFICATIONS MAY RESULT IN THE IMPOSITION OF FEDERAL WITHHOLDING UPON PAYMENTS TO THE HOLDER IN RESPECT OF THIS NOTE.

A-5-1

REGISTERED	$[____] (1)	CUSIP NO. [____]
No.  R-1
BMW VEHICLE OWNER TRUST 2026-A

[____]% ASSET BACKED NOTE, CLASS A-4

BMW VEHICLE OWNER TRUST 2026-A, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [____], payable on each Payment Date in an amount equal to the aggregate amount, if any, payable from the Note Distribution Account in respect of principal on the Class A-4 Notes pursuant to Section 3.01 of the Indenture dated as of August 19, 2026 (the “Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of [____] (the “Class A-4 Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture.  Except as otherwise provided in the Indenture, no payments of principal of the Class A-4 Notes shall be made until the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class A-3 Notes have been paid in full.  Capitalized terms used but not defined herein are defined in the Indenture, which also contains rules as to construction that shall be applicable herein.

The Issuer will pay interest on this Note at the rate per annum set forth above, on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date after giving effect to all payments of principal made on the preceding Payment Date (or on the initial principal balance of this Note from and including the Closing Date in the case of the first Payment Date), subject to certain limitations contained in the last sentence of Section 3.01 of the Indenture.  Interest on this Note will accrue for each Payment Date from and including the 25th day of the calendar month preceding the month of such Payment Date (or, in the case of the first Payment Date, from the Closing Date) to but excluding the 25th day of the calendar month of such Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

___________________
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.
A-5-2

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

A-5-3

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:	BMW VEHICLE OWNER TRUST 2026-A

	By:	WILMINGTON TRUST, NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee
under the Trust Agreement

By: _____________________________
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, not in its
individual capacity but solely as Indenture
Trustee

By:_______________________________
Authorized Officer

A-5-4

REVERSE OF CLASS A-4 NOTE

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [____]% Asset Backed Notes, Class A-4 (herein called the “Class A-4 Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.  The Class A-4 Notes are subject to all terms of the Indenture.

The Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Notes”) are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

Principal of the Class A-4 Notes will be payable on each Payment Date in an amount described on the face hereof only after the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class A-3 Notes are paid in full and have no Outstanding Amount.  “Payment Date” means the 25th day of each month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing in September 2026.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the earlier of the Class A-4 Final Scheduled Payment Date and the Redemption Date, if any, pursuant to Section 10.01 of the Indenture.  Notwithstanding the foregoing, if an Event of Default occurs, the Indenture Trustee may, or at the direction of the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes shall, declare the Notes to be immediately due and payable in the manner provided in Section 5.02 of the Indenture.  All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer as directed by such Holder provided such Holder has provided written wiring instructions to the Indenture Trustee and otherwise by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee.  Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment.  Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment

A-5-5

Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the applicable Corporate Trust Office of the Indenture Trustee or such other address as is selected by the Indenture Trustee pursuant to the terms of the Indenture.

The Issuer shall pay interest on overdue installments of interest at the Class A-4 Rate to the extent lawful.

As provided in the Indenture, the Notes may be redeemed in whole, but not in part, at the option of the Servicer on any Payment Date with respect to which the Pool Balance is equal to or less than 5% of the Initial Pool Balance.

As provided in the Indenture and subject to the limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees.  No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange subject to certain exceptions set forth in the Indenture.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuer, including the Sellers, or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Sellers, the Servicer, the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Sellers, the Servicer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder or Note Owner, by acceptance of this Note or, in the case of a Note Owner, a beneficial interest in this Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government

A-5-6

authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

The Issuer has entered into the Indenture and this Note is issued with the intention that, for purposes of U.S. federal, state and applicable local income and franchise tax and for purposes of any other tax measured in whole or in part by income, the Notes held by parties unrelated to the holders of the Certificates will be characterized as debt.  Each Noteholder, by acceptance of this Note (and each Note Owner by acceptance of a beneficial interest in this Note), agrees to treat this Note as debt for such purposes.

This Note, or any interest herein, may not be transferred to an “employee benefit plan” within the meaning of Section 3(3) of ERISA, a “plan” described in Section 4975(e)(1) of the Code, or any entity that is deemed to hold “plan assets” of any of the foregoing by reason of an employee benefit plan’s or other plan’s investment in such entity (or a person investing “plan assets” of any such plan or entity), unless such transferee represents, warrants and covenants that its acquisition, continued holding, and disposition of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church or non-U.S. plan that may be subject to any federal, state, local or non-U.S. law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, will not cause a violation of any such applicable similar law).  By its acquisition of a Note in book-entry form or any interest therein, each transferee will be deemed to have represented, warranted and covenanted that it satisfies the foregoing requirements and the Indenture Trustee may rely conclusively on the same for purposes hereof.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing at least a majority of the Outstanding Amount of all Notes at the time Outstanding.  The Indenture also contains provisions permitting Holders of Notes representing specified percentages of the Outstanding Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.  The Indenture also

A-5-7

permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

This Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Each Noteholder, by acceptance of this Note or a beneficial interest herein, acknowledges and agrees that the purpose of Article XII of the Indenture is to facilitate compliance by the FDIC Rule Parties with the provisions of the FDIC Rule and that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees that the provisions set forth in Article XII of the Indenture shall have the effect and meanings that are appropriate under the FDIC Rule as such effect and meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Wilmington Trust, National Association, in its individual capacity, U.S. Bank Trust Company, National Association, in its individual capacity, any owner of a beneficial interest in the Issuer, the Sellers, the Servicer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture.  The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

A-5-8

ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee:

__________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

_______________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                                                                              */

Signature Guaranteed:

*/

_________________
*/
NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.  Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-5-9

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.
Cash Collection and Administration
1122(d)(2)(i)
Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
 Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

B-1

Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.
1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.

1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.

B-2

Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

By:  _______________________________
        Name:
        Title:

B-3